UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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LAUREATE EDUCATION, INC.
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LAUREATE®

2025

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          PMB 1158, 1000 Brickell Ave, Suite 715

          Miami, Florida 33131

April 11, 2025

Dear Stockholder,

We welcome you to join us virtually for the 2025 Annual Meeting of Stockholders of Laureate Education, Inc. (“Laureate”) to be held on Thursday, May 22, 2025, at 10:00 a.m., Eastern Daylight Time. Our virtual meeting format is designed to increase stockholder access and participation, save Laureate and our stockholders time and money, and provide our stockholders with the rights and opportunities to participate in the virtual meeting similar to what they would have at an in-person meeting. You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/LAUR2025.

The attached Notice of 2025 Annual Meeting and proxy statement describe the business that we will conduct at the 2025 Annual Meeting webcast and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to:

1.	Elect the ten (10) director nominees named in this Proxy Statement.

2.	Hold an advisory vote to approve named executive officer compensation.

3.	Ratify the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2025.

4.	To transact such other business as may properly come before the 2025 Annual Meeting and any adjournments thereof.

Please carefully read each of the proposals in the accompanying proxy statement before you vote.

Your vote is extremely important regardless of the number of shares you own. Whether or not you plan to attend the 2025 Annual Meeting online, please vote as soon as possible to make sure that your shares are represented. You can vote your shares by telephone, electronically via the Internet or by completing and returning a proxy card or vote instruction form, if you have received one.

On behalf of the entire Board of Directors, I thank you for your continued investment in, and ongoing support of, Laureate.

Sincerely,

Andrew B. Cohen
Chairman of the Board of Directors

The proxy statement is dated April 11, 2025 and is first being made available to stockholders on or about April 11, 2025.

Notice of 2025 Annual Meeting

of Stockholders

Date and Time Thursday, May 22, 2025, at 10:00 a.m., Eastern Daylight Time	Location Online only at www.virtualshareholder meeting.com/LAUR2025

Who Can Vote

The record date for the 2025 Annual Meeting is March 25, 2025. If you held Laureate Education, Inc. stock at the close of business on that date, you are entitled to vote at the 2025 Annual Meeting.

Items of Business

Proposal

1.	Elect the ten (10) director nominees named in this Proxy Statement.

2.	Hold an advisory vote to approve named executive officer compensation.

3.	Ratify the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2025.

Stockholders will also transact any other business that properly comes before the 2025 Annual Meeting and any adjournment.

Voting Methods

Your vote is important. Whether or not you plan to attend the 2025 Annual Meeting online, please vote as soon as possible to make sure that your shares are represented.

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Complete, sign, date and return your proxy card (if you received one) in the envelope provided.	ONLINE AT ANNUAL MEETING www.virtualshareholder meeting.com/LAUR2025

A list of the holders of record of our common stock will be available at the 2025 Annual Meeting webcast and, during the 10 days prior to the 2025 Annual Meeting webcast, at the offices of our corporate headquarters located at 601 Brickell Key Drive, Suite 700, Miami, Florida 33131.

BY ORDER OF THE BOARD OF DIRECTORS:

Leslie S. Brush

Senior Vice President, Chief Legal Officer and Secretary

April 11, 2025

Important Notice Regarding the Availability of Proxy Materials for the

2025 Annual Meeting to be held on May 22, 2025:

Our Proxy Statement and 2024 Annual Report are available at

www.proxyvote.com.

Proxy Statement Summary

2025 Annual Meeting of Stockholders

Date and Time:	May 22, 2025 10:00 a.m., Eastern Daylight Time

Place:	Virtual Meeting via live webcast at www.virtualshareholdermeeting.com/LAUR2025

Record Date:	March 25, 2025

How to Vote Your Shares

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Complete, sign, date and return your proxy card (if you received one) in the envelope provided.	ONLINE AT ANNUAL MEETING www.virtualshareholder meeting.com/LAUR2025

Voting Overview

	Proposal Description	Board Vote Recommendation	Page Number with More Information

Proposal 1	Election of ten (10) directors named herein	“FOR” all nominees	2

Proposal 2	Advisory vote on executive compensation	“FOR”	42

Proposal 3	Ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2025	“FOR”	43

Board Nominees

Name	Position	Age	Director Since

Andrew B. Cohen	Chairman of the Board, Independent Director	53	2013

William J. Davis	Independent Director	57	2024

Pedro del Corro	Independent Director	67	2017

Aristides de Macedo	Independent Director	69	2023

Kenneth W. Freeman	Independent Director	74	2017

Barbara Mair	Independent Director	63	2022

George Muñoz	Independent Director	73	2013

Dr. Judith Rodin	Independent Director	80	2013

Eilif Serck-Hanssen	Director, President and Chief Executive Officer	59	2018

Ian K. Snow	Independent Director	55	2007

This Proxy Statement Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all of the information that you should consider before voting. Please review the complete Proxy Statement and Laureate’s Annual Report on Form 10-K for additional information.

2025 Proxy Statement 1

Proposal 1:

Election of Directors

At the 2025 Annual Meeting, our stockholders will be asked to elect the ten Director nominees named herein for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.

Recommendation of our Board of Directors

Our Board of Directors recommends voting “FOR” the election of each of the Director nominees named herein as directors, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2026 and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Each proxy or vote instruction form will be voted for the election of each of the Director nominees named herein as directors, unless the proxy contains contrary instructions. Shares of common stock represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number.

Our directors are elected by a plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

Nominees for Election to the Board of Directors

Our Board of Directors (the “Board”) has nominated ten persons to stand for election at the 2025 Annual Meeting and to hold office until the next annual meeting of stockholders. All nominees are currently Directors elected at the 2024 Annual Meeting.

The Nominating and Governance Committee has recommended the ten nominees for nomination by the Board of Directors after an evaluation of the size and composition of the Board and a review of each member’s skills, experience, and independence. Our Board of Directors believes that each of the nominees brings strong skills, background, experience and expertise to the boardroom, giving the Board as a group the appropriate balance of skills needed to exercise its oversight responsibilities and composition that aligns with our long-term strategy. The Board further believes that diversity with respect to gender, race and ethnicity, background, professional experiences and perspectives are important elements in the Board selection process. Our Board also recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives.

We believe that we have an effective process in place for seeking out, evaluating and recommending potential candidates for election to the Board. The Board recognizes the importance of evaluating Board refreshment within the context of our overall business strategy and current operations. The Nominating and Governance Committee regularly considers the size and composition of the Board by considering the diversity, background, experience, and tenure of our Board members. Discussions were held throughout the year covering Director tenure and the skill sets represented by the current Directors and in consideration of the need to add new members with unique expertise and experiences that the Nominating and Governance Committee and the Board believe will benefit the Company and the Board as a whole.

2 Laureate Education, Inc.

The names of the nominees for election to the Board of Directors and certain information about such nominees are set forth below. All Directors nominated are independent except for Mr. Serck-Hanssen. For information concerning the number of shares of common stock beneficially owned by each nominee, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Andrew B. Cohen Chairman, Independent Director

Age: 53

Director since: 2013

Chairman since:
September 2024

Vice Chairman:
May 2023 to
August 2024

Committees:

• Compensation

• Nominating and
Corporate
Governance

Current U.S. Public
Company Boards:

• None

Prior U.S. Public
Company Boards
(past five years):

• Republic First
Bancorp, Inc.

Mr. Cohen is the Chief Investment Officer and Co-Founder of Cohen Private Ventures, LLC, which invests long-term capital, primarily in direct private investments and other opportunistic transactions, and manages family office activities, on behalf of Steven A. Cohen and his family. From 2002 to 2005 and from 2010 to 2014, Mr. Cohen was an analyst and portfolio manager at S.A.C. Capital Advisors, L.P., an investment management firm and the predecessor to Cohen Private Ventures, LLC. From 2005 to 2009, Mr. Cohen was a Managing Director and Partner of Dune Capital Management LP, an investment management firm. Mr. Cohen began his career at Morgan Stanley, where he was an analyst in the real estate department and principal investing group (MSREF) and then an associate in the mergers and acquisitions group after business school. Mr. Cohen is the Vice Chairman, member of the Board of Directors and a minority owner of the New York Mets Baseball Club. He serves on the Board of Directors and is Chair of the Finance and Audit Committee of the PGA TOUR. Mr. Cohen also is a member of the National Advisory Board of the Johns Hopkins Berman Institute of Bioethics, a trustee and member of the investment committee of The Gilman School, and a member of the TGL Board of Governors, representing the New York team. Mr. Cohen earned a B.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

William J. Davis Independent Director

Age: 57 Director since: 2024 Committees: • Audit and Risk Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None	Mr. Davis is the Chief Executive Officer of ABC Fitness Solutions, LLC, a provider of technology and related services for the fitness industry, which he joined in 2019. Before then, Mr. Davis was the Chief Financial Officer of Paycor, Inc., a payroll and human capital management solution provider, from 2017 to 2018, and Chief Financial Officer of Blackboard, Inc., a global enterprise education technology provider, from 2012 to 2016. Additionally, Mr. Davis was Chief Financial Officer of Veradigm, Inc. (formerly Allscripts Healthcare Solutions), a healthcare information technology provider, from 2002 to 2012, and of Lante Corporation, a technology consulting firm, from 1999 to 2002. From 1991 to 1999, Mr. Davis was a member of the Technology Group of PricewaterhouseCoopers LLP. Mr. Davis currently serves on the Boards of Directors of ABC Fitness Solutions, Eptura, Inc., The Jack & Jill Late Stage Cancer Foundation and the Health & Fitness Association (HFA), and is Vice Chairman of the Board of Trustees of the University of Cincinnati Foundation. Previously, he was a Board member and Audit Committee Chair of Catamaran Corporation. Mr. Davis is a certified public accountant and earned a Bachelor’s degree in Accounting from the University of Cincinnati and an M.B.A. from Northwestern University.

2025 Proxy Statement 3

Pedro del Corro Independent Director

Age: 67 Director since: 2017 Committees: • Compensation • Education Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None	Mr. del Corro is a member of Torreal, S.A., one of the largest private investment firms in Spain. He joined Torreal in 1990 and is currently a Senior Advisor and Member of the Family Counsel. Prior to joining Torreal, Mr. del Corro held various positions with Procter & Gamble in Spain, Belgium, the United Kingdom and Portugal. Mr. del Corro currently is a director of each of Talgo, S.A., Nueva Compañía de Inversiones, S.A., and Torreal Sociedad de Capital Riesgo, S.A., Inversiones Naira Sicav, S.A., and Austral Capital SIL, S.A. I Mr. del Corro earned a law degree from the Universidad de Deusto and a business administration degree from ICADE Business School — Universidad Pontificia de Comillas.

Aristides de Macedo Independent Director

Age: 69 Director since: 2023 Committees: • Audit and Risk • Education Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None	Mr. de Macedo has more than 30 years of international business experience in Latin America. Mr. de Macedo previously served as the Chief Executive Officer of Grupo Salud Del Perú SAC, a health services start-up, from 2010 to 2011, and held various executive positions with Kraft Foods Inc., including as President of Kraft Andean from 2007 to 2009, President of Kraft Brasil from 2003 to 2006, General Manager of Kraft Venezuela from 2001 to 2003, and General Manager of Kraft Peru from 1999 to 2001. Mr. de Macedo has served on various public and private boards of directors in Latin America and currently serves as a director of Alicorp S.A.A., a Peruvian consumer goods company, since 2010, and Grupo Vazquez, an Ecuadorian company operating in diversified sectors including automotive, retail and insurance, since 2020. Additionally, Mr. de Macedo served as the independent Chairman of the Board of Directors of Universidad Peruana de Ciencias Aplicadas, a Laureate university, from 2015 to April 2023, after becoming a director in 2012. Mr. de Macedo earned a B.A. in business administration from Fundação Getulio Vargas (Brazil).

Kenneth W. Freeman Independent Director

Age: 74

Director since: 2017

Chairman: 2019 to

September 2024

Lead Independent
Director: 2018

Committees:

• Compensation

• Education

• Nominating and
Corporate
Governance

Current U.S. Public
Company Boards:

• None

Prior U.S. Public
Company Boards
(past five years):

• None

Mr. Freeman is Dean Emeritus and Professor of the Practice at Boston University Questrom School of Business since 2018 and was the Allen Questrom Professor and Dean from 2010 to 2018. He served as President Ad Interim of Boston University from August 2023 to June 2024. From September 2022 to July 2023, Mr. Freeman served as Vice President and Associate Provost of Boston University. In January 2022, he was named the Interim Vice President and Associate Provost for Online Learning Initiatives and was Interim Vice President for Human Resources at Boston University in 2020 and 2021. In 2005, Mr. Freeman joined KKR, a global alternative asset manager, engaging primarily with the healthcare and industrial teams. From 2010 through 2014, Mr. Freeman served as a Senior Advisor to KKR. Prior to joining KKR, Mr. Freeman was Chairman and Chief Executive Officer of Quest Diagnostics Incorporated from 1997 through 2004. In 1995 and 1996, Mr. Freeman was the President and Chief Executive Officer of Corning Clinical Laboratories, the predecessor company to Quest Diagnostics Incorporated. Prior to that, he served in various general management and financial roles with Corning Incorporated. Mr. Freeman currently is a director of Lightcast. Mr. Freeman earned a B.S.B.A. from Bucknell University and an M.B.A. from Harvard Business School.

4 Laureate Education, Inc.

Barbara Mair Independent Director

Age: 63 Director since: 2022 Committees: • Audit and Risk • Education (Chair) Current Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None	Ms. Mair has been a Partner of Smart Force, a provider of digital business solutions, since 2019. Before then, Ms. Mair was a Partner of Workforce Digital, a robotic process automation company, from 2018 to 2019 and a Partner in Muktek, a provider of coding bootcamp programs, from 2017 to 2019. From 2012 to 2015, Ms. Mair served as the Chief Executive Officer of Universidades Aliat, a network of universities in Mexico, where she first joined as Chief Operating Officer in 2011. Before then, Ms. Mair served as a Partner of Medida y Compas S.C., a strategic consulting firm, from 2003 to 2010, and she held general manager roles at HP from 2002 to 2003 and at Compaq Computer Corporation from 1993 to 2002. Ms. Mair began her career at Unisys, where she held various systems, marketing, and sales management positions from 1984 to 1993. Ms. Mair has served on various public, private and nonprofit boards of directors in Mexico since 2001. Ms. Mair earned a B.A. from Dartmouth College and a Masters of Technology in Education from University of British Columbia.

George Muñoz Independent Director

Age: 73

Director since: 2013

Committees:

• Audit and Risk
(Chair)

• Compensation

Current U.S. Public
Company Boards:

• Altria Group, Inc.

Prior U.S. Public
Company Boards
(past five years):

• Marriott
International, Inc.

• Anixter
International, Inc.

Mr. Muñoz has been a Principal in the Washington, D.C.-based investment banking firm Muñoz Investment Banking Group, LLC since 2001. Mr. Muñoz also has been a Partner in the Chicago-based law firm Tobin & Muñoz, LLC since 2002. Mr. Muñoz served as the President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to 2001. Mr. Muñoz was the Chief Financial Officer and Assistant Secretary of the U.S. Treasury Department from 1993 to 1997. Mr. Muñoz is a certified public accountant and an attorney. Mr. Muñoz served three terms as President of the Chicago Board of Education in the mid-1980s. Mr. Muñoz has taught courses in globalization at Georgetown University and is co-author of the book “Renewing the American Dream: A Citizen’s Guide for Restoring of Competitive Advantage.” Mr. Muñoz currently is a director of Altria Group, Inc. and a Trustee of the National Geographic Society, and served as a director of Marriott International, Inc. from 2002 to 2023 and Anixter International, Inc. from 2004 to 2020. Mr. Muñoz earned a B.B.A. from the University of Texas, a J.D. and a Master of Public Policy from Harvard University, an LL.M. in Taxation from DePaul University, and a Master of Arts (Theology) from Catholic Distance University.

Dr. Judith Rodin Independent Director

Age: 80

Director since: 2013

Committees:

• Education

• Nominating and
Corporate
Governance (Chair)

Current U.S. Public
Company Boards:

• Athena Technology
Acquisition Corp. II

Prior U.S. Public
Company Boards
(past five years):

• None

Dr. Rodin served as the President of The Rockefeller Foundation from 2005 to January 2017. The foundation supports efforts to combat global social, economic, health and environmental challenges. From 1994 to 2004, Dr. Rodin served as the President of the University of Pennsylvania. Before that, Dr. Rodin chaired the Department of Psychology at Yale University, and also served as the Dean of the Graduate School of Arts and Sciences and provost, and served as a faculty member at the university for 22 years. Dr. Rodin currently is a member of the Board of Directors of Athena Technology Acquisition Corp. II. Dr. Rodin served as a member of the Board of Directors of AMR Corporation (and a member of its Audit Committee) from 1997 to 2013, Comcast Corporation (and a member of its Audit and Compensation Committees) from 2002 to 2018, and Citigroup Inc. (and a member of its Compensation Committee) from 2004 to 2017. Dr. Rodin currently advises and speaks globally on education, resilience, impact investing and philanthropy. Dr. Rodin earned a B.A. from the University of Pennsylvania and a Ph.D. from Columbia University.

2025 Proxy Statement 5

Eilif Serck-Hanssen President and Chief Executive Officer, Director

Age: 59 Director since: 2018 Committees: • None Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None	Mr. Serck-Hanssen has served as our Chief Executive Officer since January 2018 and became our President in July 2019. From March to December 2017, Mr. Serck-Hanssen served as our President and Chief Administrative Officer as well as our Chief Financial Officer. From 2008 to March 2017, Mr. Serck-Hanssen served as our Executive Vice President and Chief Financial Officer. Before joining the Company, Mr. Serck-Hanssen served as Chief Financial Officer and President of International Operations at XOJET, Inc. and was part of the team that founded premium airline, Eos Airlines, Inc., where he served Executive Vice President and Chief Financial Officer. Prior to starting Eos Airlines, Mr. Serck-Hanssen served in several executive positions at US Airways, Inc. (now American Airlines, Inc.) and Northwest Airlines, Inc. (now Delta Airlines, Inc.), including serving as a Senior Vice President and Treasurer of US Airways, Inc. Before joining the airline industry, Mr. Serck-Hanssen spent over five years with PepsiCo, Inc. in various international locations and three years with PricewaterhouseCoopers LLP (formerly Coopers & Lybrand Deloitte) in London. He is an Associate Chartered Accountant (ACA) and a member of the Institute of Chartered Accountants in England and Wales. Mr. Serck- Hanssen earned a B.S. in civil engineering from the Western Norway University of Applied Sciences, a B.A. in management science from the University of Kent at Canterbury (United Kingdom), and an M.B.A. from the University of Chicago Booth School of Business.

Ian K. Snow Independent Director

Age: 55 Director since: 2007 Committees: • Compensation (Chair) • Nominating and Corporate Governance Current U.S. Public Company Boards: • None Prior U.S. Public Company Boards (past five years): • None	Mr. Snow is Chief Executive Officer and a Co-Founding Partner of Snow Phipps Group, LLC (“Snow Phipps”), a private equity firm. Prior to the formation of Snow Phipps in April 2005, Mr. Snow was a Managing Director at Ripplewood Holdings L.L.C., a private equity firm, where he worked from its inception in 1995 until March 2005. He currently serves as a director of each of the following private companies in which Snow Phipps holds an equity interest: Blackhawk Industrial Distribution, Inc., ECRM, LLC, and Teasdale Foods, Inc. From 1996 until 2007, Mr. Snow served as a member of the Board of Directors of Asbury Automotive Group, Inc. (and, from 2006 until 2007, a member of its Audit Committee). Mr. Snow earned a B.A. from Georgetown University.

Corporate Governance

Director Independence

Pursuant to our Corporate Governance Guidelines, our Board of Directors evaluated the independence of all Directors based on the Nasdaq definition of independence. The Nasdaq rules require that determinations regarding the independence of directors are made by the boards of directors of listed companies. The Nasdaq rules characterize an independent director as a director who is not an executive officer or employee of the company and who does not have a relationship that, in the opinion of the board of directors, would interfere with exercising independent judgment in carrying out a director’s responsibilities. The Nasdaq rules also contain certain categorical standards that serve as prohibitions against directors with certain specified relationships being considered independent.

6 Laureate Education, Inc.

After careful review of the information provided by each director and nominee whose independence was being evaluated, and upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors affirmatively determined that all of the Director nominees are independent under Nasdaq rules for purposes of serving as a Director, except for Mr. Serck-Hanssen, our President and Chief Executive Officer.

Board Composition

As documented in the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee takes into account a candidate’s experience, integrity, expertise, diversity, independence, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties in evaluating candidates who may be able to contribute to the Board as a whole — all in the context of an assessment of the perceived needs of the Board at that point in time. While the Company does not have a stand-alone diversity policy in place, and the Board does not make any particular weighting of diversity or any other characteristic when evaluating director nominees, the Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. We believe that our current directors embody a diverse range of viewpoints, professional experiences, skills and backgrounds, in addition to high standards of personal and professional ethics and valuable knowledge of our business and our industry.

Board Leadership Structure

Our Board of Directors currently is led by an independent director, Andrew B. Cohen, Chairman of the Board. Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman of the Board and Chief Executive Officer (“CEO”) to be filled by the same or different individuals. This flexibility allows our Board to decide, from time to time, in its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interest of the stockholders, whether the two roles should be combined or separated. Our Board separated the roles of Chairman of the Board and CEO in 2018. Our Board of Directors believes that this leadership structure, as shown below, effectively allocates authority, responsibility and oversight between management and members of our Board of Directors and that our stockholders are best served with this structure in place.

Chairman of the Board	President and CEO

Primary Responsibilities

•  Focuses on Board oversight, functioning and governance matters

•  Presides at Board and meetings

•  Reviews and approves Board agendas

•  Provides advice and counsel to the President and CEO

Primary Responsibilities

•  Leads the Company’s business and is responsible for the Company’s short- and long-term performance

•  Leads the development and execution of the Company’s strategy

•  Cultivates and advances the Company’s culture and values

•  Evaluates and develops the Company’s executive leaders and succession plans

Board Attendance

During 2024, our Board of Directors held seven meetings and its committees collectively held 30 meetings. All of our Directors attended at least 75% of Board and applicable committee meetings in 2024. Directors are expected to attend all Board and Committee meetings, as well as our annual meeting of stockholders. Each current Director attended the 2024 annual meeting of stockholders.

Board Committees

To support effective corporate governance, our Board of Directors delegates certain responsibilities to its committees, who report on their activities to the Board. Our Board has four standing committees: an Audit and Risk Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Education Committee. The current members and chairs of our committees, the number of meetings held in 2024 and the principal functions of each committee are shown below. Each member is independent under the Nasdaq listing standards, as well as applicable Securities and Exchange Commission (“SEC”) rules for Board and committee service.

2025 Proxy Statement 7

Each committee has a charter setting forth its roles and responsibilities. Those charters can be found on our website at http://investors.laureate.net under “Leadership & Governance.”

Director	Audit and Risk	Compensation	Nominating and Corporate Governance	Education

Andrew B. Cohen		M	M

William J. Davis	M*

Pedro del Corro		M		M

Aristides de Macedo	M			M

Kenneth W. Freeman		M	M	M

Barbara Mair	M			C

George Muñoz	C*	M

Dr. Judith Rodin			C	M

Eilif Serck-Hanssen

Ian K. Snow		C	M

Number of meetings during 2024	9	6	5	4

C – Chair    M – Member    * Audit committee financial expert

Audit and Risk Committee Key Responsibilities:

•	Monitors the Company’s financial reporting processes and internal controls over financial reporting

•	Reviews the Company’s annual audited and quarterly financial statements and earnings releases

•	Appoints, evaluates and approves compensation of the Company’s independent registered public accounting firm

•	Receives reports from the Company’s head of internal audit on the annual audit plan, scope of work, and the results of internal audits

•	Oversees the Company’s ethics and compliance program and receives reports from the Company’s chief ethics & compliance officer on such activities

•

Oversees risk assessment and risk management policies and major financial and enterprise risk exposures and steps management is taking to monitor and control such risks, including strategic, operational, legal, regulatory and cybersecurity risks

•	Reviews with the Company’s chief legal officer litigation matters, government investigations and compliance with legal requirements

•	Reviews and approves any related-party transactions

The Board of Directors has determined that each member of the Audit and Risk Committee has sufficient knowledge in financial and auditing matters under Nasdaq rules and that each of Mr. Muñoz and Mr. Davis is an “audit committee financial expert” as defined by the SEC.

Compensation Committee Key Responsibilities:

•	Reviews and advises the Board regarding the Company’s overall compensation philosophy, policies and plans

•	Reviews and approves the compensation for the Company’s Chief Executive Officer and other executive officers

•	Makes recommendations to the Board regarding the establishment and terms of the Company’s incentive and equity compensation plans and administers such plans

•	Approves grants of equity awards to eligible individuals under the Company’s equity plan

8 Laureate Education, Inc.

•	Reviews and approves executive officer employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto

•	Monitors and assesses the risks associated with the Company’s compensation policies

•	Reviews and discusses with management the Company’s Compensation Discussion and Analysis

•	Annually reviews non-employee director compensation and recommends changes, when relevant, to the Board

Nominating and Corporate Governance Committee Key Responsibilities:

•	Establishes criteria for selecting director candidates and identifies individuals qualified to become directors, as needed

•	Recommends to the Board of Directors candidates for election to the Board

•	Considers committee member qualifications, appointment and removal

•	Reviews and recommends to the Board changes to the Company’s bylaws as needed

•	Reviews the Company’s strategy, initiatives, policies, practices and reporting relating to environmental, social and governance matters and the Company’s public benefit corporation obligations

•	Provides oversight of the annual evaluation of the Board of Directors and each committee

•	Reviews the Company’s Corporate Governance Guidelines at least annually and recommends any proposed changes to the Board for approval

Education Committee Key Responsibilities

•	Reviews the Company’s education strategy, offerings, policies and procedures in furtherance of the Company’s mission and strategic plan

•	Reviews the status of certification, accreditation and quality assurance reviews

•	Reviews analyses of data measuring quality and effectiveness

•

Receives reports from management on the development and implementation of academic programs, certificates, degrees, student experience and outcomes, technology infrastructure, partnerships, faculty development and products or services

•	Reviews and discusses with management development and deployment of online, hybrid and distance learning

Code of Conduct and Ethics

We have adopted a code of conduct and ethics (the “Code of Conduct”) that applies to all of our employees, directors, officers, and full- and part-time employees and faculty. Our Code of Conduct and related policies outline requirements related to our ethical standards, conflicts of interest, employee trading activities, whistleblowing responsibilities and protections, anti-bribery and corruption controls, privacy, data security, and sanctions and trade control laws. We perform ongoing training and awareness activities to ensure these policies and requirements are well understood across the organization. This includes mandatory ethics and compliance training and certifications for all employees and onboarding sessions held with new hires.

We encourage our employees, faculty members, students and others to ask questions or raise concerns related to our Code of Conduct, potential violations or other ethics or compliance issues. We have a zero tolerance, non-retaliation policy. Our 24-hour reporting hotline is administered through a third-party to offer anonymity to anyone reporting such issues. Information about our whistleblower policy and practices are included in the Code of Conduct. All reports, which are reviewed by the Audit and Risk Committee each quarter, are investigated promptly, thoroughly and fairly, and appropriate action is taken whenever necessary.

The Code of Conduct is available on our website at http://investors.laureate.net under “Leadership & Governance.” If we ever were to amend or waive any provision of the Code of Conduct that applies to our

2025 Proxy Statement 9

principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, under applicable SEC rules with respect to any such waiver or amendment by posting such information on our website at http://investors.laureate.net rather than by filing a Current Report on Form 8-K.

Board and Committee Oversight of Risk Management

We are committed to Board-level oversight of risk management. Our Board of Directors is responsible for assessing the most significant risks facing the Company and overseeing and regularly reviewing management’s plans and actions directed toward the mitigation and/or elimination of such risks in order to support the achievement of growth and business objectives within acceptable risk levels. Our Board of Directors’ role in risk oversight of the Company is consistent with the Company’s leadership structure, with the President and CEO and other members of our executive leadership team having responsibility for assessing and managing the Company’s risk exposure and our Board of Directors and its committees providing oversight in connection with those efforts. Our Board of Directors exercises these responsibilities regularly as part of its meetings and also through its committees, each of which examines various components of risk as part of its responsibilities and provides regular reports to the Board regarding matters reviewed at their committee. Our CEO, executive leadership team and other members of our management regularly report to the Board and its committees to discuss risk management and mitigation. These reports assist in the Board’s oversight of risk management and the ongoing evaluation of management controls. We believe the division of risk management responsibilities described below provides an appropriate framework for evaluating and addressing the risks facing us and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committees and non-executive Chair, to exercise effective oversight of the actions of management.

Board

• Significant risks • Risks not overseen by specific committees

Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Education Committee

•  Risk-related processes and assessments related to major financial and enterprise risk exposures including strategic, operational, legal, regulatory and cybersecurity risks

•  Financial, internal controls and other accounting and reporting risks

•  Compliance and legal risks

	• Executive compensation programs and policies	• Corporate governance principles • Environmental, social and governance activities	• Accreditation, academic quality, student experience and outcomes, and faculty development
• Executive leadership and senior management interaction • Annual enterprise risk management assessment and quarterly risk management updates
Executive Leadership and Senior Management

While our Board of Directors and its committees oversee key risk areas, the Company’s executive leadership team is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies.

We have developed a consistent, systemic and integrated approach to risk management, including the enterprise risk management program, to help determine how best to identify, manage and mitigate significant risks throughout the Company. Management undertakes a regular review of a broad set of risks across our business and operations to identify, assess, manage and monitor existing and emerging threats and opportunities, taking into account short-term, intermediate-term and long-term risks and how fast risks may affect the Company. Members of senior management are assigned to key risks to ensure that adequate risk response plans are in place and executed to proactively manage such risks. Management regularly reports to our Board of Directors and its committees on a variety of risks, including strategic, operational, financial, legal, regulatory and cybersecurity risks, and the efforts of management to address and mitigate such risks.

10 Laureate Education, Inc.

Cybersecurity and Information Security Oversight

Cybersecurity is an integral part of risk management at Laureate. Our Board has established oversight mechanisms to ensure effective governance in managing cybersecurity risks because we recognize the significance of these threats to our operational integrity and stakeholder confidence. We have implemented processes for overseeing, identifying and managing material risks from cybersecurity threats and have integrated cybersecurity risk management into our broader risk management framework to promote a company-wide culture of cybersecurity risk management. In connection with its oversight of assessment and risk management, the Audit and Risk Committee meets with our Chief Operating Officer (“COO”) and Chief Information Security Officer (“CISO”) on a quarterly basis to review cybersecurity and information security risk management and implications, and our COO and CISO present cybersecurity matters to the Board at least annually.

Systems and process monitoring are essential components of our cybersecurity risk management and information security programs. We utilize industry standard tools and procedures to monitor the information security of systems, networks and information assets, regardless of geographic location, and have implemented key policies and procedures, including but not limited to cybersecurity threat detection and analysis, a framework for materiality determination and a reporting-up process to assist in a disclosure of a material event, if required. In addition, we have defined key roles and responsibilities within our organization to handle material cybersecurity incidents. We have implemented security programs, such as mandatory cybersecurity awareness training for all our employees, simulated phishing emails and tabletop exercises, that are strategically designed and continuously updated to address evolving cybersecurity threats and latest industry trends. These programs, which are held multiple times a year, allow our employees to both identify and address material cybersecurity incidents, utilizing our comprehensive incident response plan.

Succession Planning

One of the most important duties of our Board is to ensure continuity in our senior leadership by overseeing the retention and development of executive talent and planning for the effective succession of our CEO and the executive leadership team. To ensure that the succession planning and leadership development process supports and enhances our long-term strategic objectives, the Board consults at least annually with our CEO and Senior Vice President, People and Culture on the skills and experience necessary to help achieve our business goals, our organizational needs, our leadership pipeline, the succession plans for critical leadership positions, and our talent development and leadership initiatives. Talent and leadership development, including succession planning, is a top priority of our CEO and the senior executive team. Our CEO seeks input from members of our Board regarding candidates for executive positions and other key roles.

Commitment to Impact

Our mission has always been to expand access to high-quality higher education, reflecting our identity as a purpose and impact-driven organization. Central to our ongoing impact strategy is ensuring that our operations deliver on the promise of both expanded access and academic quality. A central belief throughout our history is that the more focused we are on generating market-leading outcomes for students, the better the business performs.

We remain sharply focused on understanding the impact of the student experience – from pre-enrollment through to post-graduation. Our impact is most clearly observed in graduation rates, employability upon graduation, and the overall student experience. This is consistent with the belief upon which Laureate was founded – ‘When our students succeed, countries prosper and society benefits.’

We are committed to operating with the highest ethical standards, promoting strong student outcomes, ensuring transparent communication with all stakeholders, actively engaging with our communities, and sustaining an unwavering determination to create positive impact and deliver on our promises. As with all companies, our impact reporting practices continue to evolve, and we are proactively preparing for future reporting requirements.

Across Laureate, the measurement and reporting of impact – along with associated risk management – are coordinated across a matrix of governance structures. This approach is overseen by our Board of Directors and executive leadership, including the President and CEO, ensuring accountability at the highest levels.

Our Board’s Nominating and Corporate Governance Committee has formal oversight of our environmental, social and governance, or ESG, strategy, initiatives, policies, practices, and reporting – including programs addressing

2025 Proxy Statement 11

corporate social responsibility, our public benefit corporation obligations, and environmental sustainability. In addition, our Board’s Education Committee is responsible for our education strategy, offerings, policies, and procedures, aligned with our mission to expanding access to quality education in the communities we serve.

Key structures that support comprehensive oversight, transparency, and leadership of our impact include several management committees:

•

Impact Committee – focuses on operational coordination of impact priorities across the company, at the country and institutional levels, including sharing best practices and aligning metrics for consistent measurement and reporting.

•	Academic Quality Committee – dedicated to identifying and monitoring academic outcomes, managing regulatory and accreditation obligations, and fostering collaboration across institutions.

•	Ethics and Compliance Committee – monitors internal reports, manages risks, oversees mandatory training and education, reviews policies, and strengthens accountability throughout the Company.

For over 25 years, we have upheld a strong commitment to positive impact in the communities we serve. This long-standing dedication spans our efforts to expand educational access, ensure academic quality, improve student outcomes, and foster community engagement. Today, we maintain a robust impact oversight structure and have published an annual impact summary since 2014 to transparently report our progress. As of 2022, these reports align with the United Nations Sustainable Development Goals (SDGs). Our disclosures now incorporate the Sustainability Accounting Standards Board (SASB) standards, reinforcing our commitment to recognized global frameworks and to a sustainable, equitable future.

You can read more about our 2024 impact highlights on our website at Laureate.net/impact. Information contained on our website is not incorporated by reference herein and is not a part of this Proxy Statement.

12 Laureate Education, Inc.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our compensation philosophy, objectives, material elements of compensation, and the factors and process used in making compensation decisions with respect to our fiscal year 2024 named executive officers (“NEOs”) listed below.

NEOs	Title

Eilif Serck-Hanssen	President and Chief Executive Officer

Richard M. Buskirk	Senior Vice President and Chief Financial Officer

Leslie S. Brush(1)	Senior Vice President, Chief Legal Officer and Secretary

Marcelo Barbalho Cardoso	Executive Vice President, Chief Operating Officer and Chief Executive Officer, Mexico

Richard H. Sinkfield III(2)	Former Chief Legal Officer and Chief Ethics & Compliance Officer

(1)	Ms. Brush was appointed Senior Vice President, Chief Legal Officers and Secretary effective April 1, 2024.

(2)	Mr. Sinkfield served as Chief Legal Officer until April 1, 2024 and as Chief Ethics & Compliance Officer until June 30, 2024.

The discussion regarding the 2024 compensation of our NEOs is divided into four sections.

Page:

Executive Summary	13

Compensation Governance	14

Executive Compensation Program	15

Policies and Other Considerations	23

Executive Summary

Our commitment to outstanding performance drove strong financial results in 2024, with continued revenue growth and margin expansion. In 2024, new enrollments increased 5%, and total enrollments also were up 5% compared to the prior fiscal year, bringing our total enrollments in Mexico and Peru to 472,000 at year end. On a reported basis, revenue increased 6% to $1,566.6 million, operating income was $374.0 million and net income for the year was $296.4 million. These results were achieved under the leadership of our NEOs and reflect successful execution of our strategies of simplification, focus, growth, and operational efficiency, while delivering on our commitment to academic quality and successful student outcomes.

In addition to favorable financial results, our strong balance sheet and high free cash flow generation allowed us to return capital to stockholders through a $100 million stock buyback program announced in February 2024 and increased by $100 million in September 2024, underscoring our ongoing commitment to shareholder value creation.

We believe that our executive compensation program is straightforward, consistent, and effective. The primary focus of our compensation philosophy is to pay for performance. We believe that our programs are effectively designed, align with the interests of our stockholders and are instrumental to achieving our business strategy and key financial objectives. Our programs also have the flexibility to incorporate stockholder feedback, changes in our operations and strategy and evolving compensation practices that are consistent with our compensation philosophy and serve the interests of our stockholders.

We exceeded our 2024 financial goals set in our annual incentive plan program, which resulted in an average payout of 116% of target bonus to our NEOs. We also achieved 2024 targets under our performance share unit grants, which vested 100% of target of the 2024 tranches. For further details regarding 2024 compensation outcomes, see “— Executive Compensation Program,” “— Annual Incentive Plan — 2024 AIP Outcomes,” and “— Long-Term Incentive Plan: Stock-Based Compensation — 2024 PSU Outcomes.”

The Compensation Committee believes that the 2024 compensation of our NEOs is commensurate with our size and performance, the significant scope of their roles and responsibilities, and their strong leadership.

2025 Proxy Statement 13

Compensation Governance

Highlights of Governance and Design Feature

We are committed to sound executive compensation policies and practices, as highlighted in the following table.

What we do:

✓	Align pay with performance

✓	Award annual incentive compensation subject to the achievement of pre-determined performance goals

✓	Incorporate multiple performance metrics within our variable pay components

✓	Set challenging performance objectives

✓	Incorporate payout caps for performance-based incentives

✓	Consider guidance from an independent compensation consultant

✓	Maintain stock ownership guidelines for executive officers

✓	Maintain an executive severance policy

✓	Maintain a clawback policy

What we do NOT do:

✘	Guarantee bonus payouts

✘	Provide excessive executive perquisites

✘	Accelerate vesting of equity awards for retirement

✘	Provide for change in control tax gross-ups

✘	Provide supplemental executive retirement or medical plans

✘	Offer payment of dividends for unearned equity awards

✘	Allow any hedging or pledging transactions

Pay Governance Process

The Compensation Committee is actively engaged in the compensation process to ensure appropriate compensation governance. The majority of compensation earned by our NEOs is a function of corporate financial and operational performance and individual performance against pre-established goals. Our executive officers have line of sight and considerable impact on the achievement of these goals. Our Compensation Committee, CEO and management, in consultation with the Compensation Committee’s independent compensation consultant, ensure thorough oversight regarding the amount and form of executive compensation via the following pay governance processes:

Role	Management	Chief Executive Officer	Compensation Committee	Independent Compensation Consultant

Set CEO Target Compensation	–	–	Approve	Advise

Set Other NEO Target Compensation	–	Recommend	Approve	Advise

Design Cash and Equity Incentive Programs (Metrics, Targets and Award Opportunities)	Develop	Recommend	Approve	Advise

Authorize Equity Grants and Cash Incentive Payouts	Recommend	Review	Approve	Review

14 Laureate Education, Inc.

Independent Compensation Committee Consultant

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant since 2019. Meridian reports directly to the Compensation Committee and does not provide any other services to the Company. Upon assessment of independence pursuant to SEC rules, the Compensation Committee concluded that no conflict of interest arose from this relationship.

In its capacity as the Compensation Committee’s independent compensation consultant, Meridian provides the Compensation Committee with advice regarding the design of our executive compensation program; provides market reviews of compensation levels for our NEOs; reviews and provides an annual assessment of the material risks associated with our compensation programs and policies; provides expert knowledge of regulatory developments and best practices relating to executive compensation and competitive pay levels; reviews and provides an assessment of recommendations regarding the compensation of the NEOs (including our CEO); and regularly attends and actively participates in meetings of the Compensation Committee, including executive sessions.

Consideration of Non-Binding Advisory Stockholder Vote on Compensation

In making executive compensation determinations, the Compensation Committee also considers the results of the non-binding, advisory stockholder votes on our executive compensation program. Our stockholders approved our executive compensation program with 96.5% of votes cast for the say-on-pay proposal in our 2024 Proxy Statement. The Compensation Committee is mindful of our stockholders’ endorsement of the Compensation Committee’s past decisions and policies and has maintained its general approach to executive compensation for decisions made to date. The Compensation Committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation program.

Executive Compensation Program

Compensation Philosophy, Strategy and Principles

We design motivational incentives for our leaders to align their interests with three main priorities that are also important to our investors:

•	value creation and delivery through superior operating performance;

•	a clear emphasis on long-term organizational financial stability and viability; and

•	securing and safeguarding the talent to manage and continue to achieve our stated business objectives.

We use a diverse set of equity and cash incentives realizable upon achievement against performance targets. Each incentive is selected to encourage the right behaviors and results for our success in the near- and long-term. Additionally, our program provides our Compensation Committee the flexibility to reward individual performance not reflected in pre-established performance goals, including to reward contributions to special Company initiatives and expanded responsibilities. Moreover, our program discourages our executives from taking excessive risk and encourages them to model, in an ethical way, our values, culture and mission, which is to expand access to quality higher education to make the world a better place.

The following four guiding principles further shape our executive compensation program:

•	target compensation is designed to be competitive and reflective of the competitive value of the job in the marketplace;

•	the majority of actual compensation is at risk, with no guaranteed payout;

•	levels of pay at risk are correlated with increasing levels of responsibility and impact; and

•	pay must simultaneously motivate ethical decision making, educational excellence, acting with integrity and exceptional performance.

The amount and structure of compensation can also vary by executive due to competitive pressures inherent in retaining and attracting experienced leaders in our industry.

2025 Proxy Statement 15

NEO Pay

Target compensation levels for our executive officers are not dictated by any specific percentile of the market. Rather, the Compensation Committee considers such data in addition to the following factors to establish target pay levels:

•	the need to attract and retain high-caliber talent;

•	the degree to which each executive officer has consistently delivered results;

•	internal pay equity;

•	each executive’s tenure, skills and experience;

•	expected contributions of each executive;

•	future potential; and

•	achievement of previously established corporate performance objectives.

Executive Compensation Pay Components

Fixed vs. Variable Pay

Our executive compensation program is predominantly composed of three main components: base salary, an annual incentive plan and a long-term equity incentive plan. To ensure alignment with our pay for performance philosophy, we focus our executive compensation program on variable pay while also providing competitive fixed base salaries to promote both short-term and long-term retention and performance.

Pay Mix

The charts below show the Annual Target Compensation for our CEO and Average Annual Target Compensation for other NEOs (excluding our CEO) at year-end 2024.

Annual Target CEO Compensation

17%
23%
60%

Average Annual Target NEO (non-CEO) Compensation

31%
29%
40%

Base Salary USD | Target Bonus Award | Target Long-Term Incentive

Base Salary

The base salary of our NEOs is intended to provide a competitive fixed element of income to reward responsibility, experience, skills and competencies relative to the market, while effectively managing our overall fixed expenses. Annual salary increases, if any, are reviewed by the Compensation Committee based on performance from the prior year and market data.

On at least an annual basis, the Compensation Committee evaluates whether each NEO’s salary is keeping pace with inflation and market conditions and adequately reflects the NEO’s overall contributions to the Company.

In February 2024, the Compensation Committee reviewed the base salary of each of our NEOs in light of our company profile and size, a market review of compensation levels and regional inflation considerations and determined to increase the base salary of each NEO effective March 1, 2024 as follows: Mr. Serck-Hanssen – 3.5% (representing the first salary increase for Mr. Serck-Hanssen in over five years), Mr. Buskirk – 3.5%, and Mr. Cardoso – 5.0%.

Effective April 1, 2024, Ms. Brush was appointed to the position of Senior Vice President, Chief Legal Officer and Secretary and received a promotion increase in base salary to $374,500 as of such date.

After a further market review of compensation and for retention purposes, effective June 1, 2024, Mr. Cardoso received an additional 10% increase in base salary.

16 Laureate Education, Inc.

Annual Incentive Plan

Our annual incentive plan (“AIP”) is intended to recognize measures of overall company performance and profitability. The individual and organizational targets are designed to be challenging, but attainable.

The AIP Target Amount for each NEO is based on a percentage of base salary. The actual AIP payment depends on both organizational and individual performance and is calculated using the following formula:

The organizational multiplier for executives with corporate responsibility is based on Laureate’s overall business results. The organizational multiplier for executives with regional responsibility is generally based on their regional results. The individual multiplier for executives is based on achievement of personal performance objectives.

The four selected metrics used to determine the organizational multiplier for the AIP, as defined in the table below, focus executives on the financial sustainability of the organization: (i) Adjusted Financing EBITDA (weighted 40%), (ii) Revenues (weighted 30%), (iii) New Enrollment (an education industry metric) (weighted 20%) and (iv) Unlevered Free Cash Flow (weighted 10%). The Compensation Committee selected these metrics for the following reasons:

•

Adjusted Financing EBITDA is an important measure in evaluating management’s success in positioning the Company for sustainable profitability, a primary corporate goal and the reason its weighting is greatest among the performance metrics;

•	Year-to-year growth in revenues indicates a strong base for future growth;

•	New enrollment indicates continued interest in our institutions and can be a leading indicator of future revenue levels; and

•

Unlevered free cash flow is an important measure of the Company’s ability to generate cash flows. Because of the Compensation Committee’s focus on growth components, the weighting of Unlevered Free Cash Flow is the lightest among the performance metrics.

The 2024 AIP was designed so that a multiplier would be applied to the respective weight of each metric, which proportionally reduced or increased a participant’s award depending upon the extent to which the goal for each metric was achieved, as set forth in the table below. For performance percentages between the levels set forth in the table, the resulting payout percentage is interpolated on a linear basis.

Levels of Performance	Percent Payout	Performance Against Plan	Adjusted Financing EBITDA(1)	Revenues(2)	New Enrollments(3)	Unlevered Free Cash Flow(4)

		Weight	40%	30%	20%	10%

Maximum	200%	Percent of Target	115%	110%	115%	120%

Target	100%	Value for 100% Payout	Target	Target	Target	Target

Threshold	0%	Percent of Target	85%	90%	85%	80%

(1)

Similar to Adjusted EBITDA (defined below), Adjusted Financing EBITDA, a non-GAAP financial measure, excludes the impact of foreign currency exchange rates as compared to the spot exchange rates assumed in our internal budgets and certain extraordinary or nonrecurring items, which the Compensation Committee believes are not indicative of ongoing results. Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss), before (income) loss from discontinued operations, net of tax, equity in net (income) loss of affiliates, net of tax, income tax expense (benefit), (gain) loss on disposal of subsidiaries, net, foreign currency exchange (gain) loss, net, other (income) expense, net, interest expense, interest income and loss on debt extinguishment, plus depreciation and amortization, share-based compensation expense, and loss on impairment of assets.

(2)

Revenues is defined as fees generated from our provision of educational services and products before any costs or expenses are deducted. For purposes of the AIP, revenues excludes the impact of foreign currency exchange rates as compared to spot exchange rates assumed in our internal budgets.

2025 Proxy Statement 17

(3)	New enrollments is defined as the number of students who enroll in an academic program for the first time or students who return to their academic program after an absence of at least two years.

(4)

Unlevered free cash flow, a non-GAAP measure, is defined as operating cash flow less capital expenditures (net of asset sales), plus net cash interest. For purposes of the AIP, unlevered free cash flow excludes the impact of foreign currency exchange rates as compared to the spot exchange rates assumed in our internal budgets.

Generally, our overall incentive awards are capped at 200% of target; however, the Compensation Committee has discretion to adjust such cap based on individual performance for the year. Considerations affecting evaluation of individual performance involve the achievement of objectives that optimize important strategies and often include nonfinancial objectives such as positive student outcomes, achieving the highest academic and operational standards and regulatory compliance, and building succession plan pipelines and high-performance cultures.

The AIP includes certain important features, such as: (i) had we achieved less than the 85% threshold of the Adjusted Financing EBITDA goal, the NEOs would receive no AIP payout, (ii) the individual performance multiplier of 20% was capped at 200% achievement, and (iii) had we achieved below the threshold percentage for any metric (besides the Adjusted Financing EBITDA goal which is a condition for any AIP award), then the portion of the AIP award dependent on such metric would be entirely deducted from an NEO’s total 2024 AIP award opportunity.

Certain Adjustments in Measuring Performance

In measuring financial performance for purposes of our incentive compensation programs, the Compensation Committee focuses on the fundamentals of the underlying business performance and adjusts for items that are not indicative of ongoing results. For example, Adjusted Financing EBITDA, Unlevered Free Cash Flow (for the corporate level metric) and Revenue measures are expressed in constant currencies (i.e., excluding the effects of foreign currency translation) because we believe that period-to-period changes in foreign exchange rates can cause our reported results to appear more or less favorable than business fundamentals indicate. The Compensation Committee’s approach to other types of adjustments is subject to pre-established guidelines, including materiality, and is designed to provide clarity and consistency as to how it views the business when evaluating performance. Charges and credits that may be excluded from Adjusted Financing EBITDA include strategic items (such as restructurings, acquisitions and divestitures) and regulatory items (such as changes in law or tax or accounting rules), and charges and credits that may be excluded from Adjusted Financing EBITDA and Unlevered Free Cash Flow include certain extraordinary and non-recurring items (such as natural disasters or social unrest). No such adjustments were made in calculating the 2024 AIP bonus results.

2024 AIP Outcomes

Following the end of the fiscal year when results are available, the Compensation Committee reviewed and approved the organizational multipliers, each NEO’s individual performance multipliers and the determination of the annual incentive award payout for each NEO.

AIP payments reflect the Compensation Committee’s assessment of each NEO’s individual performance and our overall performance when measured against the goals established by the Compensation Committee for the 2024 AIP metrics and individual objectives.

For Messrs. Serck-Hanssen and Buskirk and Ms. Brush, 2024 AIP awards were measured based on corporate level performance results. The following table contains the goal for each performance metric used to determine these NEOs’ organizational multiplier component of the 2024 AIP awards.

Corporate AIP

Performance Metric	2024 Target	Weighted Target as % of Award	Weighted Target as % of Corporate Component	2024 Actual Performance	2024 Actual Payout %

Organizational multiplier metrics

Adjusted Financing EBITDA*	$ 447.4	32%	40%	$ 452.4	43%

Revenues*	$ 1,552.7	24%	30%	$ 1,575.0	34%

New Enrollments	253,800	16%	20%	252,400	19%

Unlevered Free Cash Flow*	$ 164.9	8%	10%	$ 195.8	19%

		80%	100%		116%

*	In millions

18 Laureate Education, Inc.

For Mr. Cardoso, as a result of serving as Chief Operating Officer and Chief Executive Officer, Mexico during 2024, the organizational multiplier component of his 2024 AIP award was based 50% on corporate level performance (i.e., 116% of target) and 50% on the performance of the Mexico business (i.e., 120% of target). The resulting combined organizational multiplier was 118%. The following table contains the goal for each performance metric used to determine the Mexico component of the organizational multiplier for the 2024 AIP award for Mr. Cardoso.

Mexico AIP

Performance Metric	Target	Weighted Target as % of Award	Weighted Target as % of Corporate Component	2024 Actual Performance	2024 Actual Payout %

Organizational multiplier metrics

Adjusted Financing EBITDA*	$ 197.0	32%	40%	$ 208.7	52%

Revenues*	$ 840.2	24%	30%	$ 848.4	33%

New Enrollments	166,000	16%	20%	160,300	15%

Unlevered Free Cash Flow*	$ 60.7	8%	10%	$ 98.4	20%

		80%	100%		120%

*	In millions

The Compensation Committee determined each NEO’s individual performance multiplier taking into account the following factors: 2024 results with respect to each operational performance metric, significant achievements of outperforming key budgeted performance metrics, increase in organic growth rate and expansion of margins, while maximizing academic quality and successful student outcomes. The Compensation Committee believes payouts based on organizational performance multipliers and approved individual performance multipliers appropriately reflect achieved corporate and individual performance. The table below provides information relating to the 2024 target AIP award and the Compensation Committee approved actual AIP payments for each of the NEOs.

Executive	2024 Base Salary ($)	Target 2024 AIP Award as a % of 2024 Base Salary	Target 2024 AIP Award ($)	Approved Organizational Multiplier(1)	Actual Award ($)	Actual Award as a % of Target Award

Eilif Serck-Hanssen(2)	880,000	130%	1,144,000	116%	1,381,952	121%

Richard M. Buskirk	460,575	100%	460,575	116%	556,375	121%

Leslie S. Brush	374,500	75%	280,875	116%	325,815	116%

Marcelo Barbalho Cardoso(3)	496,321	100%	496,321	118%	607,894	122%

(1)	Applied to 80% of Target 2024 AIP Award amount.

(2)	For additional information regarding Mr. Serck-Hanssen’s 2024 compensation, see “— NEO Agreements and Severance Arrangements.”

(3)

Mr. Cardoso’s bonus was based 50% on corporate performance and 50% on Mexico performance. Amounts for Mr. Cardoso are based on an average foreign currency exchange rate of Brazil Real to U.S. Dollar for 2024 at 0.186914.

Long-Term Incentive Plan: Stock-Based Compensation

The Laureate Education, Inc. Amended and Restated 2013 Long-Term Incentive Plan (as amended and restated from time to time, the “2013 Plan”) was established for the benefit of officers, employees and certain directors of the Company and its subsidiaries, as well as for others performing consulting or advisory services for the Company. The purpose of the 2013 Plan has been to provide incentives that will attract, retain and motivate high performing officers, employees, directors and consultants by providing them with appropriate incentives to maximize stockholder value and contribute to the long-term success of the Company. We have granted long-term equity awards under the 2013 Plan consistent with the view that stock-based incentive compensation opportunities play a key role in our ability to recruit, motivate and retain qualified individuals. While our compensation packages generally include a number of different components, we believe that equity

2025 Proxy Statement 19

compensation is key to linking pay to performance. In addition, equity compensation helps to align the interests of our NEOs with those of our stockholders, as it rewards our NEOs for enhancing stockholder value.

Our stock-based compensation is intended to be a significant portion of NEO compensation to create a link between executive compensation and our long-term performance. The Compensation Committee believes that the best way to align compensation of our NEOs with long-term growth and profitability is to design long-term incentive compensation (“LTI”) that is, to a great degree, dependent upon Company performance.

In 2024, the Committee approved annual grants of performance share units (“PSUs”) and restricted stock units (“RSUs”) to our NEOs. We believe that the use of both performance-based and time-based awards, as described below, creates a strong focus on executive motivation, performance and retention.

Setting 2024 LTI Target Value

The Compensation Committee sets each NEO’s 2024 LTI target value taking into consideration such factors as the Company’s compensation philosophy, program objectives, relevant market data, and individual performance and scope of duties and responsibilities. The LTIP target value is allocated equally between grants of PSUs and RSUs. The table below shows each NEO’s 2024 LTI target value and the number of shares granted under each equity award:

Executive	Target LTI Value (as a % of Prior Year-End	Target LTI Value ($)	Units (#)
	Base Salary)		PSUs	RSUs

Eilif Serck-Hanssen	300%	$2,640,000	104,266	104,266

Richard M. Buskirk	150%	$ 667,500	26,363	26,363

Leslie S. Brush(1)	75%	$ 280,875	11,094	11,094

Marcelo Barbalho Cardoso	150%	$ 664,447	26,242	26,242

(1)

Includes an annual equity award granted on February 5, 2024 in connection with her then current position and an additional equity award grant on April 1, 2024 in connection with her promotion to Senior Vice President, Chief Legal Officer and Secretary.

Description of 2024 LTI Awards

The table below describes the key terms of PSUs and RSUs granted to each NEO in 2024.

Award Type	% of LTI	Description

PSUs	50%

PSUs vest in three equal annual installments over a three-year period, subject to achievement of Adjusted EBITDA Margin and Total Enrollment targets.

Adjusted EBITDA Margin is Adjusted EBITDA (as defined above) divided by revenue. Total Enrollment is the total number of students enrolled in the Company’s institutions on a particular date. Both measures are important in evaluating management’s success in positioning the Company for sustainable growth and profitability over the long term.

Based on the level of achieved performance, an NEO may earn between zero percent and 100% of the target number of PSUs.

The number of PSUs that are earned at the conclusion of each one-year performance period is settled in a like number of shares of common stock following the end of the applicable performance period.

RSUs	50%	Time-based RSUs vest in three equal annual installments on December 31 of the year of grant and the two subsequent years, subject to continued employment on each applicable vesting date.

2024 Special One-Time Retention Awards

On May 30, 2024, the Compensation Committee approved the grant of special one-time retention RSU awards to Messrs. Buskirk and Cardoso, with a grant date value of $2,000,000 and $3,000,000, respectively. One-third of these RSU awards will vest on December 31, 2026, and the remaining two-thirds will vest on December 31, 2027, with such vesting to be accelerated upon a change of control and upon termination without cause with vesting prorated for time employed over the three years after date of grant. In light of competitive pressures with respect to these roles, the Compensation Committee intended for these additional grants to enhance the amount and retention value of the equity stakes of these NEOs.

20 Laureate Education, Inc.

For additional information on all 2024 and outstanding equity grants to the NEOs, see the “Grants of Plan-Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table under “2024 Executive Compensation Tables.”

2024 PSU Outcomes

In February 2025, the Compensation Committee determined, based on 2024 financial results, that 100% vesting under the following PSUs that were granted on an annual basis to certain executives, including the NEOs, had been achieved with respect to 2024 performance. Accordingly, the 2024 tranche of the PSUs granted in 2023 and 2024 vested and were settled in shares of our common stock in March 2025. PSUs granted in 2022 provided for time-based vesting for 2024 and were not subject to performance vesting. The table below provides information relating to the achievement of PSU vesting with respect to fiscal year 2024 targets.

Year of PSU Grant for 2024 Tranche	2024 Performance Metric	Target	2024 Actual Performance	Vesting

2023	Adjusted EBITDA Margin Total Enrollment	28.2% 462,000	28.7% 472,000	100% 100%

2024	Adjusted EBITDA Margin Total Enrollment	28.5% 460,000	28.7% 472,000	100% 100%

Benefits

We provide various employee benefit programs to our employee NEOs, including medical, dental, life/accidental death and dismemberment, disability insurance benefits, wellness fund benefits and our 401(k) Retirement Savings Plan. These benefit programs are generally available to all of our U.S.-based full-time employees. Mr. Serck-Hanssen was provided with individual supplemental executive long-term disability coverage.

NEO Agreements and Severance Arrangements

Agreement with Mr. Serck-Hanssen and Special One-Time Retention Equity Grant

On November 8, 2023, we entered into an employment letter agreement (the “2023 CEO Letter Agreement”) with Mr. Serck-Hanssen, our President and Chief Executive Officer, which provided for (i) an annual base salary of $850,000 (pro-rated for partial years), (ii) an annual target bonus opportunity equal to 130% of annual base salary, and (iii) an annual target long term incentive equity award with a grant date value of $2,550,000.

On December 12, 2024, we entered into an employment letter agreement (the “2024 CEO Letter Agreement”) with Mr. Serck-Hanssen, which amended and restated the terms and conditions of the 2023 CEO Letter Agreement and was reviewed and approved by the Compensation Committee and the Board. The 2024 CEO Letter Agreement provides for (i) an annual base salary of $1,000,000, effective January 1, 2025, (ii) an annual target bonus opportunity equal to 130% of annual base salary, (iii) a one-time retention equity grant with an aggregate grant date value equal to $5,000,000, comprised of restricted stock units (the “One-Time RSU Award”), subject to the same terms and conditions as the restricted stock units granted to Mr. Serck-Hanssen in February 2024 (provided, however, that the One-Time RSU Award will vest 50% on each of December 12, 2025 and December 12, 2026, respectively, and any unvested portion will fully vest upon Mr. Serck-Hanssen’s termination of employment by the Company without “Cause” (as defined in the Company Severance Policy for Executives (the “Severance Policy”)) or due to his death or “Disability” (as defined in the Severance Policy), (iv) commencing with our regular annual equity grant cycle for fiscal 2025, and continuing for each subsequent fiscal year during the employment term, an annual target long term incentive equity grant with a grant date value equal to 350% of Mr. Serck-Hanssen’s base salary, and (v) severance benefits as provided under, and in accordance with the terms of, the Severance Policy (provided, however, that the One-Time RSU Award will fully vest upon Mr. Serck-Hanssen’s termination of employment by the Company without “Cause” or due to his death or “Disability”). Pursuant to the 2024 CEO Letter Agreement, the One-Time RSU Award was granted on January 2, 2025, with the number of RSUs determined based on the volume weighted average price per share of our common stock during regular trading sessions (and excluding pre-market and after-hours trading) over the 30 consecutive trading days prior to and including the grant date.

Under the 2024 CEO Letter Agreement, we must provide Mr. Serck-Hanssen with six months’ written notice to terminate him without “Cause” and Mr. Serck-Hanssen must provide the Company with six months’ written notice to resign for any reason or no reason (other than due to Mr. Serck-Hanssen’s death or “Disability”).

2025 Proxy Statement 21

The Compensation Committee and our Board unanimously approved the special retention One-Time RSU Award grant to Mr. Serck-Hanssen in connection with the 2024 CEO Letter Agreement. After careful consideration of the critical importance of leadership continuity, the Company’s track record of strong financial performance under Mr. Serck-Hanssen’s leadership, and our strategic objectives and competitive market conditions, the Compensation Committee and our Board determined that the One-Time RSU Award was in the best interests of the Company and all of our stakeholders. The approval of the One-Time RSU Award by the Compensation Committee and our Board was based on the following key considerations:

•

Leadership Retention: Our Board considers Mr. Serck-Hanssen’s continued leadership and critical institutional knowledge essential to the Company’s future success and execution of our strategic plan. In today’s highly competitive market for executive talent, particularly in our industry, our Board and the Compensation Committee determined that additional retention incentives were necessary to ensure leadership stability through our next phase of growth and transformation.

•

Strong Performance: Under Mr. Serck-Hanssen’s leadership, the Company has consistently delivered strong operational and financial results during his tenure as CEO since 2018. This performance demonstrates Mr. Serck-Hanssen’s effectiveness in executing our strategic vision.

•

Enhanced Shareholder Value: During Mr. Serck-Hanssen’s tenure as CEO, we have delivered significant value to shareholders. We have returned nearly $3 billion of capital to shareholders and our total shareholder return is 190%, significantly exceeding both the S&P 400 (83%) and Russell 2000 (59%) over that period.

•

Strategic Implementation: Our Board believes that Mr. Serck-Hanssen’s continued leadership is vital to successfully maintaining momentum on key strategic initiatives that we expect to drive long-term value creation.

The Compensation Committee and our Board believe the special retention One-Time RSU Award represents a prudent investment in leadership continuity and will benefit the Company and its stakeholders. This grant complements, but does not replace, our regular annual executive compensation program and is not expected to be recurring.

Agreement with Mr. Cardoso

Mr. Cardoso and the Company entered into an Independent Contractor and Consultant Agreement for Mr. Cardoso’s continuing services as Executive Vice President and Chief Operating Officer (the “Cardoso Agreement”) effective upon the Company’s sale of its Brazil business in May 2021 and Mr. Cardoso’s resulting termination of employment with the Company’s Brazil subsidiary. The Cardoso Agreement, as amended, details Mr. Cardoso’s annual cash compensation, annual target cash bonus, annual target long-term equity incentive award and severance benefits, as well as other payments to provide commensurate benefits received while an employee of the Company’s Brazilian subsidiary. Pursuant to such agreement, as amended, Mr. Cardoso currently remains eligible to receive severance benefits pursuant to the Executive Severance Policy. The Cardoso Agreement was subsequently amended to assign it to a consulting company owned by Mr. Cardoso and was amended as applicable to reflect Mr. Cardoso’s compensation increases.

Severance Policy

The Company’s Severance Policy for Executives (the “Executive Severance Policy”), which applies to all current NEOs, provides severance benefits in connection with a “qualifying termination,” which is defined to mean a termination of employment: (i) prior to a “change in control” by the Company other than for “cause”; and (ii) on or within the 12-month period after a “change in control” by the Company other than for “cause” or by the executive officer for “good reason.” For a detailed description of the Executive Severance Policy and a discussion of the severance benefits available to the NEOs, see “ — 2024 Executive Compensation Tables — Potential Payments upon Termination or Change in Control.”

22 Laureate Education, Inc.

Policies and Other Considerations
Stock Ownership Guidelines
We recognize the importance of utilizing quantifiable standards to ensure that our executives’ personal financial interests are in close alignment with those of our stockholders. To that end, our Director & Executive Stock Ownership and Retention Guidelines (the “Stock Ownership Guidelines”) require executives, including our NEOs, to have stock ownership levels as follows: five times annual base salary for our CEO and three times annual base salary for all other executives.
The following are considered when determining if an executive has met these guidelines:

•	common stock owned exclusively by the NEO, jointly with his or her spouse, or in a trust for the benefit of members of his or her family; and

•	the in-the-money portion of vested, unexercised stock options.
The following are not considered:

•	unvested or unearned performance-vesting shares/units;

•	unvested or previously exercised stock options; and

•	underwater stock options.
Until such guidelines are met and as each award is exercised, vested or earned, the CEO is expected to retain 75% of net profit shares and other NEOs are expected to retain 50% of net profit shares.
Insider Trading Policy
We have an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers, employees of the Company and to contractors, consultants or any other persons we determine should be subject to the policy. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Additionally, it is our policy that the Company complies with all federal and state securities laws and regulations applicable to the purchase and sale of our securities. A copy of the Insider Trading Policy was filed as Exhibit 19 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024.
Anti-Hedging and Anti-Pledging Policy
We prohibit employees, executive officers and directors from engaging in any form of hedging transaction or holding our securities in margin accounts, or pledging Laureate securities as collateral for loans.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not grant stock options, SARs, or similar option-like instruments to our NEOs or other employees or service providers. If in the future we anticipate granting stock options, SARs, or similar option-like instruments, we will establish a policy regarding how the Board determines when to grant such awards and how the Board or Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards. We did not otherwise time the disclosure of material non-public
information for the purpose of affecting the value of executive compensation in fiscal 2024.
Compensation Program Risk Considerations
In consultation with its independent compensation consultant and management, the Compensation Committee conducts an annual assessment of potential risks arising from its compensation programs and policies applicable to all employees, including the NEOs. Based on its assessment in 2024, the Compensation Committee reviewed and considered our compensation plans and practices for all of our employees and does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. We utilize many design features that mitigate the possibility of encouraging excessive risk-taking behavior. Among these design features are the following:

•	reasonable goals and objectives that are well-defined and communicated;

•	balance of short- and long-term variable compensation tied to a mix of financial and operational objectives;

2025 Proxy Statement

•	capping annual incentive plan payouts;

•	the Compensation Committee’s ability to exercise downward discretion in determining payouts;

•	market-aligned severance policy for executives that does not have automatic single-trigger equity vesting;

•	a strong recoupment (“clawback”) policy;

•	retaining an independent compensation consultant for the Compensation Committee;

•	stock ownership guidelines; and

•	prohibition on executive officers and directors engaging in any form of hedging transaction or holding Laureate securities in margin accounts, or pledging Laureate securities as collateral for loans.
Clawback Policy
Our clawback policy complies with the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq rules. The policy provides that the Company will seek recovery, in the event of a required accounting restatement, of erroneously awarded incentive-based compensation received by current and former executive officers, subject to limited exceptions. Additionally, our equity incentive awards contain compensation recovery/clawback provisions that authorize the cancellation and/or reduction of outstanding awards and the return of shares and/or cash paid and/or gain realized from an award, if the NEOs, other executives or employees violate confidentiality, non-competition,
and
non-solicitation
provisions set forth in the applicable award agreement.
Tax and Accounting Implications
As part of its role, the Compensation Committee considers the tax and accounting impacts reflected in our financial statements when establishing our compensation plans. The forms of compensation it selects are intended to be cost efficient.
Additionally, the Compensation Committee considers whether the forms of compensation it selects are tax deductible compensation consistent with our philosophies of aligning pay with performance and the interests of our NEOs with those of our stockholders.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of
Regulation S-K
with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference into the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
COMPENSATION COMMITTEE
Ian K. Snow, Chair
Andrew B. Cohen
Pedro del Corro
Kenneth W. Freeman
George Muñoz

Laureate Education, Inc.

2024 Executive Compensation Tables

Summary Compensation Table

The following table sets forth information regarding the compensation of our NEOs for 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Eilif Serck-Hanssen President and Chief Executive Officer	2024 2023 2022	875,000 850,000 850,000	— — —	2,640,015 2,300,008 2,550,024	— — —	1,381,952 1,266,772 1,521,497	54,703 46,486 55,311	4,951,670 4,463,266 4,976,832

Richard M. Buskirk Senior Vice President and Chief Financial Officer	2024 2023 2022	457,979 437,504 396,688	— — —	2,667,504 600,032 380,007	— — —	556,375 510,148 573,445	17,250 13,200 12,200	3,699,108 1,560,884 1,362,340

Leslie S. Brush Senior Vice President, Chief Legal Officer and Secretary	2024	361,607	—	312,366	—	325,815	17,250	1,017,038

Marcelo Barbalho Cardoso(5) Executive Vice President, Chief Operating Officer and Chief Executive Officer, Mexico	2024 2023 2022	472,415 450,500 396,843	— — —	3,664,445 608,736 503,151	— — —	607,894 607,219 616,906	230,399 249,475 236,359	4,975,153 1,915,930 1,753,259

Richard H. Sinkfield III Former Chief Legal Officer and Chief Ethics & Compliance Officer	2024 2023 2022	222,500 443,339 432,530	— — 284,375	— 326,286 315,015	— — —	— 492,348 597,531	1,187,471 13,200 12,200	1,409,971 1,275,173 1,641,651

(1)

For Messrs. Serck-Hanssen and Buskirk and Ms. Brush, the 2024 amount reflects a blended rate resulting from the 2024 base salary increases that became effective on March 1, 2024, and, additionally for Ms. Brush, reflects a blended rate resulting from the increase in base salary due to her promotion that became effective on April 1, 2024. For Mr. Cardoso, the 2024 amount reflects a blended rate resulting from the 2024 base salary increases that became effective on March 1, 2024 and June 1, 2024. For Mr. Sinkfield, his 2024 salary amount represents salary payments made through his termination of employment with the Company on June 30, 2024.

(2)

Reflects the grant date fair value of awards, which is an estimated value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation (“ASC 718”). For a discussion of the assumptions related to the calculation of this value, refer to Note 11, Share-based Compensation and Equity, in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)	For 2024, represents amounts earned under the 2024 AIP.

(4)

For Mr. Serck-Hanssen in 2024, includes $17,250 contributed pursuant to our 401(k) matching program, $33,844 in legal fees paid by the Company on his behalf in the connection with negotiation of the 2024 CEO Letter Agreement, and $3,609 for executive supplemental disability plan premiums.

For Ms. Brush and Mr. Buskirk in 2024, represents amounts contributed pursuant to our 401(k) matching program.

For Mr. Cardoso in 2024, pursuant to the Cardoso Agreement, includes $75,751 — related to vacation benefit; $47,269 — related to additional monthly payment benefit; $40,828 — annual car allowance, $38,204 — related to health insurance premiums, $24,775 — related to life insurance premiums, and $3,572 — meal vouchers.

For Mr. Sinkfield in 2024, includes $17,250 contributed pursuant to our 401(k) matching program and, in connection with his termination of employment on June 30, 2024, cash payments of severance — $890,000, pro-rated 2024 annual bonus — $258,100, accrued vacation — $19,629; and company paid health insurance benefits — $2,492.

(5)	All 2024 amounts for Mr. Cardoso are based on an average foreign currency exchange rate of Brazil Real to U.S. Dollar at 0.186914000.

2025 Proxy Statement 25

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Arrangements. We have entered into offer letters, promotion letters, or employment, consulting or other agreements with each of the NEOs, which provide for an NEO’s base salary or fee as of the commencement of employment or engagement or upon promotion or other event, the target annual incentive and the long-term incentive equity awards. See “Compensation Discussion and Analysis — Executive Compensation Pay Components — Base Salary” for more information regarding these base salaries for the NEOs.

Annual Incentive Awards. In 2024, annual cash incentive awards were granted under the 2024 AIP, with the target amount for each NEO based on a percentage of salary. The actual AIP payment depends on both organizational and individual performance. See “— Compensation Discussion and Analysis — Annual Incentive Plan” for more information regarding the 2024 AIP.

Long-Term Incentive Awards. In 2024, the Company granted annual long-term incentive awards to the NEOs in the form of PSUs and RSUs, as described below. Each award is subject to continued employment on each applicable vesting date (with limited exceptions for termination of employment due to death, permanent disability and qualifying termination following a change in control). See “— Compensation Discussion and Analysis —Executive Compensation Program — Long-Term Incentive Plan: Stock-Based Compensation” for more information regarding these awards.

•

PSUs: One-third of the annual grant of PSUs will be eligible to vest based upon achievement of the applicable performance goals (Adjusted EBITDA Margin and Total Enrollment) for fiscal year 2024, 2025 and 2026, with earned PSUs vesting, respectively, on March 15, 2025, 2026 and 2027.

•	RSUs: The annual grant RSUs vest in three equal annual installments beginning on December 31, 2024.

With respect to Messrs. Buskirk’s and Cardoso’s special retention RSUs, one-third of these RSU awards will vest on December 31, 2026, and the remaining two-thirds will vest on December 31, 2027, with such vesting to be accelerated upon a change of control and upon termination without cause with vesting prorated for time employed over the three years after date of grant.

26 Laureate Education, Inc.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our NEOs in 2024:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Options Awards ($)(2)
Name	Grant Date	Award Type(1)	Thresh- old ($)	Target ($)	Max- imum ($)	Thresh- old ($)	Target (#)	Maxi- mum (#)

Eilif Serck-Hanssen		AIP	0	1,144,000	2,288,000	—	—	—	—	—	—	—

	02/05/24	PSUs	—	—	—	0	104,266	—	—	—	—	1,320,007

	02/05/24	RSUs	—	—	—	—	—	—	104,266	—	—	1,320,007

Richard M. Buskirk		AIP	0	460,575	921,150	—	—	—	—	—	—	—

	02/05/24	PSUs	—	—	—	0	26,363	—	—	—	—	333,755

	02/05/24	RSUs	—	—	—	—	—	—	26,363	—	—	333,756

	05/30/24	RSUs	—	—	—	—	—	—	127,307	—	—	1,999,993

Leslie S. Brush	02/05/24 02/05/24 04/01/24 04/01/24	AIP PSUs RSUs PSUs RSUs	0 — — — —	280,875 — — — —	561,750 — — — —	— 0 — 0 —	— 3,188 — 7,906 —	— — — — —	— — 3,188 — 7,906	— — — — —	— — — — —	— 40,360 40,360 115,823 115,823

Marcelo Barbalho Cardoso		AIP	0	496,321	992,642	—	—	—	—	—	—	—

	02/05/24	PSUs	—	—	—	0	26,242	—	—	—	—	332,224

	02/05/24	RSUs	—	—	—	—	—	—	26,242	—	—	332,224

	05/30/24	RSUs							190,961			2,999,997

Richard H. Sinkfield III	—	—	—	—	—	—	—	—	—	—	—	—

(1)

AIP: Represents the threshold, target and maximum payout opportunities under the 2024 AIP. See “— Compensation Discussion and Analysis — Annual Incentive Plan” for more information regarding the 2024 AIP.

PSUs: Represents the annual grant of PSUs eligible to vest based upon achievement of the applicable Adjusted EBITDA Margin and Total Enrollment targets for each of 2024, 2025 and 2026.

RSUs: For grants made on February 5, 2024, represents the annual grant of RSUs, which vest in three equal installments beginning on December 31, 2024. For grants made on May 30, 2024, represents special retention RSUs, one-third of which vest on December 31, 2026, and the remaining two-thirds of which vest on December 31, 2027, with such vesting to be accelerated upon a change of control and upon termination without cause with vesting prorated for time employed over the three years after date of grant.

(2)

Represents the grant date fair value of awards, which is an estimated value computed in accordance with ASC 718. For a discussion of the assumptions related to the calculation of this value, refer to Note 11, Share-based Compensation and Equity, in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding unexercised options and unvested PSUs and RSUs held by our NEOs as of December 31, 2024.

For option awards, the table provides the number of shares underlying both exercisable and unexercisable options, the exercise price and the expiration date. For stock unit awards, the table provides the total number of unvested units and the aggregate market value of shares of stock issuable upon vesting of such units. We computed the market value of stock unit awards by multiplying the fair market value of our common stock on December 31, 2024 ($18.29) by the number of units.

2025 Proxy Statement 27

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Eilif Serck-Hanssen	06/14/17	57,937	—	—	8.09	6/14/27	—	—	—	—

	03/07/18	84,774	—	—	4.17	3/07/28	—	—	—	—

	03/06/19	102,657	—	—	5.10	3/06/29	—	—	—	—

	02/18/22	—	—	—	—	—	35,300	645,637	—	—

	02/15/23	—	—	—	—	—	26,629	487,044	53,258	974,089

	11/08/23	—	—	—	—	—	7,581	138,656	15,163	277,331

	02/05/24	—	—	—	—	—	69,511	1,271,356	104,266	1,907,025

Richard M. Buskirk	05/14/15	7,232	—	—	7.64	5/14/25	—	—	—	—

	05/02/16	2,803	—	—	7.64	5/02/26	—	—	—	—

	06/14/17	4,028	—	—	8.09	6/14/27	—	—	—	—

	03/07/18	5,825	—	—	4.17	3/07/28	—	—	—	—

	03/06/19	7,729	—	—	5.10	3/06/29	—	—	—	—

	02/18/22	—	—	—	—	—	5,261	96,224	—	—

	02/15/23	—	—	—	—	—	9,399	171,908	18,798	343,815

	02/05/24	—	—	—	—	—	17,575	321,447	26,363	482,179

	05/30/24	—	—	—	—	—	127,307	2,328,445	—	—

Leslie S. Brush	2/18/2022	—	—	—	—	—	1,143	20,905	—	—
	2/15/2023	—	—	—	—	—	1,383	25,295	2,766	50,590

	2/5/2024	—	—	—	—	—	2,125	38,866	3,188	58,309

	4/1/2024	—	—	—	—	—	5,271	96,407	7,906	144,601

Marcelo Barbalho Cardoso	02/18/22	—	—	—	—	—	6,965	127,390	—	—
	02/15/23	—	—	—	—	—	9,536	174,413	19,071	348,809

	02/05/24	—	—	—	—	—	17,495	319,984	26,242	479,966

	05/30/24	—	—	—	—	—	190,961	3,492,677	—	—

Richard H. Sinkfield III	—	—	—	—	—	—	—	—	—	—

(1)	Represents vested time- and performance-based options. Stock options have not been granted since 2019.

(2)	Represent unvested time-based RSUs and the unvested time-based portion of the 2022 PSUs with vesting dates as follows:

	3/15/25	12/31/25	12/31/26	12/31/27

Eilif Serck-Hanssen	35,300	68,965	34,756	—

Richard M. Buskirk	5,261	18,187	51,223	84,871

Leslie S. Brush	1,143	5,081	3,698	—

Marcelo Barbalho Cardoso	6,965	18,283	72,402	127,307

(3)	Calculated based on the $18.29 closing price of our common stock on December 31, 2024.

28 Laureate Education, Inc.

(4)	Represents unvested PSUs subject to annual performance targets for 2024, 2025 and 2026, respectively, with vesting dates as follows:

	3/15/25	3/15/26	3/15/27

Eilif Serck-Hanssen	68,966	68,965	34,756

Richard M. Buskirk	18,187	18,187	8,787

Leslie S. Brush	5,081	5,081	3,698

Marcelo Barbalho Cardoso	18,282	18,283	8,748

Option Exercises and Stock Vested

The following table includes certain information with respect to stock options exercised during fiscal year 2024 by NEOs and the vesting of RSUs and PSUs held by NEOs during 2024.

	Option Awards		Stock Awards

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)

Eilif Serck-Hanssen	—	—	204,221	3,240,519

Richard M. Buskirk	—	—	42,644	684,238

Leslie S. Brush	—	—	9,569	157,888

Marcelo Barbalho Cardoso	—	—	47,792	762,176

Richard H. Sinkfield III	13,435	144,367	13,233	179,439

(1)	Represents PSUs that vested on March 15, 2024, upon certification of the achievement of the applicable 2023 performance goals and RSUs that vested on December 31, 2024.

(2)

In connection with equitable adjustments made to outstanding equity awards as a result of special cash distributions and dividends paid by the Company to stockholders in 2021, 2022 and 2023, the following cash dividend equivalent payments were made with respect to PSUs and RSUs that vested in 2024: Mr. Serck-Hanssen–$502,281, Mr. Buskirk–$80,873, Ms. Brush–$15,031, Mr. Cardoso–$103,375, and Mr. Sinkfield–$50,073.

(3)	Calculated by multiplying the number of shares by the closing price of our stock on the last trading day immediately prior to the vesting date.

Potential Payments upon Termination or Change in Control

The narrative description below reflects potential payments to each of our NEOs, other than Mr. Sinkfield, assuming various termination of employment events, including on or following a change in control event, as of December 31, 2024. In the case of Mr. Sinkfield, because his employment terminated before December 31, 2024, we disclose below in this section the actual payments made in connection with the termination of his employment.

Severance Payments Pursuant to Executive Severance Policy

As of December 31, 2024, the NEOs were entitled to severance payments under the Executive Severance Policy.

If termination of employment occurs prior to a “change in control” by the Company other than for “cause,” the NEOs will be entitled to the following benefits:

Mr. Serck-Hanssen

•	1.5 times annual base salary and target AIP bonus, payable in equal installments over 18 months;

•	18 months of continued coverage under the Company’s group medical benefit programs; and

•	outplacement assistance for nine months.

Other NEOS

•	one times annual base salary and target AIP bonus, payable in equal installments over 12 months;

2025 Proxy Statement 29

•	12 months of continued coverage under the Company’s group medical benefit programs; and

•	outplacement assistance for nine months.

If termination of employment occurs on or within the 12-month period after a “change in control” by the Company other than for “cause” or by the NEO for “good reason,” the NEOs will be entitled to the following benefits:

Mr. Serck-Hanssen

•	2 times annual base salary and target AIP bonus, payable in a lump sum;

•	a pro-rated target AIP award;

•	18 months of continued coverage under the Company’s group medical benefit programs; and

•	outplacement assistance for nine months.

Other NEOS

•	1.5 times annual base salary and target AIP bonus, payable in a lump sum;

•	a pro-rated target AIP award;

•	18 months of continued coverage under the Company’s group medical benefit programs; and

•	outplacement assistance for nine months.

Under the Executive Severance Policy, “good reason” generally means the occurrence of any of the following without the NEO’s consent: (i) a material diminution in base salary; (ii) a substantial diminution in authority, duties and responsibilities; or (iii) a relocation by more than 50 miles from the NEO’s principal location in which the NEO is required to perform services; provided, however, that in any event, such event is not cured within the applicable notice period; and “cause” generally means (i) gross negligence or willful malfeasance in connection with the performance of his or her duties; (ii) conviction of, or pleading guilty or nolo contendere to, any felony; (iii) theft, embezzlement, fraud or other similar conduct by the executive in connection with the performance of his or her duties; or (iv) a willful and material breach of any other applicable agreements including, without limitation, engaging in any action in breach of any applicable restrictive covenants.

Under the Executive Severance Policy, the NEOs are not entitled to any severance benefits upon a voluntary termination unless the voluntary termination is in connection with a “change in control” and is for “good reason.”

If any payments or benefits provided to an NEO pursuant to the Executive Severance Policy would trigger the payment of the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax imposed by state or local law, then the NEO will receive (i) the full payment or (ii) a payment reduced to the minimum amount necessary to avoid any such excise tax, whichever amount is greater on a post-tax basis. In no event is the Company responsible to gross-up or indemnify any NEO for excise taxes paid or reductions to payments and benefits received to avoid such excise taxes.

Equity Treatment

Under the equity awards granted to NEOs, the following treatment is generally provided for in the applicable award agreements:

Termination Due to Death or Disability. In the event of a termination due to death or disability of an NEO, all unvested RSUs or PSUs will be forfeited, except that: (i) any unvested RSUs that would have vested on the next applicable vesting date subsequent to the death or disability will become vested; and (ii) any unvested PSUs that would have vested had the applicable performance goal for the calendar year during which the death or disability occurred been achieved will remain outstanding until the Compensation Committee determines whether the applicable performance goal has been achieved and will become vested if and when the Compensation Committee determines that the applicable performance goal has been achieved or will terminate on the date the Compensation Committee determines that the applicable performance goal has not been achieved, and the balance of the unvested portion of the PSU will be forfeited. In the event of a termination due to death or disability, vested but unexercised options may (by the NEO’s beneficiary in the case of death) be exercised for a period of two years from the termination due to death or disability of the NEO.

30 Laureate Education, Inc.

Termination Without Cause and Voluntary Resignation. If an NEO’s employment is terminated by us without cause, or if he or she resigns for any reason, then all unvested RSUs, PSUs and options will be forfeited, except that if an NEO’s qualifying termination occurs subsequent to the end of the fiscal year but prior to the Compensation Committee’s determination regarding whether any annual performance goal has been achieved, any portion of the PSUs which would have been eligible, but for the termination, to vest will remain outstanding until the Compensation Committee determines whether the applicable performance goal has been achieved and will become vested if and when the Compensation Committee determines that the applicable performance goal has been achieved or will terminate on the date on which the Compensation Committee determines that the applicable performance goal has not been achieved, and the balance of the unvested portion of the PSUs will be forfeited. All vested but unexercised options held at the time of termination will be exercisable for a period of 90 days post termination.

Under the terms of the special one-time retention RSU awards granted to Messrs. Buskirk and Cardoso on May 30, 2024, vesting is accelerated upon termination without cause with vesting prorated for time employed over the three years after date of grant.

Forfeiture upon Voluntary Resignation and Termination for Cause. If an NEO resigns or is terminated by the Company for cause, he or she will forfeit all unvested equity grants at the time of termination.

2024 Potential Severance Payments

The table below reflects potential payments to each of our NEOs, other than Mr. Sinkfield, assuming various termination of employment events as of December 31, 2024. For stock valuations, we have assumed that the price per share is the closing price of our common stock as of December 31, 2024, which was $18.29. The table below excludes any amounts payable to an NEO to the extent that these amounts are available generally to all salaried employees and do not discriminate in favor of our NEOs.

Potential Payments Upon Termination or Change in Control

Name	Benefit	Without Cause/ Good Reason Termination(1)	Termination due to Death or Disability	Termination due to Change in Control plus Qualifying Termination(2)

Eilif Serck-Hanssen	Cash Severance(1)	$3,036,000	—	$4,048,000

	Benefits(2)	$73,708	—	$73,708

	Acceleration of Equity Awards(3)	$—	$1,261,388	$5,701,138

	Total	$3,109,708	$1,261,388	$9,822,846

Richard M. Buskirk	Cash Severance(1)	$921,150	—	$1,381,725

	Benefits(2)	$7,500	—	$7,500

	Acceleration of Equity Awards(3)	$457,177	$332,640	3,744,019

	Total	$1,385,827	$332,640	$5,133,244

Leslie S. Brush	Cash Severance(1)	$655,375	—	$983,063

	Benefits(2)	$51,639	—	$73,708

	Acceleration of Equity Awards(3)	—	$92,931	434,973

	Total	$707,014	$92,931	$1,491,743

Marcelo Barbalho Cardoso	Cash Severance(1)	$992,642	—	$1,488,963

	Benefits(2)	$7,500	—	$7,500

	Acceleration of Equity Awards(3)	$685,784	$334,378	$4,943,239

	Total	$1,685,926	$334,378	$6,439,702

(1)

With respect to without cause/good reason termination: for Mr. Serck-Hanssen, represents a severance payment equal to 1.5 times his base salary and target annual bonus, to be paid in equal installments over an 18-month period following the date of termination according to the Company’s regular payroll schedule. For the other NEOs, represents a severance payment equal to one times the NEO’s base salary and target annual bonus, to be paid in equal installments over a 12-month period following the date of termination according to the Company’s regular payroll schedule. Because the information in this table assumes a termination occurred as of December 31, 2024, excludes the amount of the NEO’s pro-rated target AIP bonus given that as of such date the NEO would be entitled to the actual earned annual bonus for 2024.

For termination due to change in control plus qualifying termination, represents a lump sum severance payment equal to two times Mr. Serck-Hanssen’s base salary and target annual bonus and 1.5 times the other NEOs’ base salary and target annual bonus. Because

2025 Proxy Statement 31

the information in this table assumes a termination occurred as of December 31, 2024, excludes the amount of the NEO’s pro-rated target AIP bonus given that as of such date the NEO would be entitled the actual earned annual bonus for 2024.

(2)	For all NEOs includes the estimated cost of outplacement services for nine months and, for Mr. Serck-Hanssen and Ms. Brush, also includes the cost of group medical insurance coverage.

(3)

For termination without cause: amount represents the aggregate fair market value of unvested RSUs granted to Messrs. Buskirk and Cardoso on May 30, 2024 and prorated for time employed over the three years after date of grant.

For termination due to death or disability: amount represents the aggregate fair market value of unvested PSUs outstanding on December 31, 2024 that are subject to 2024 performance goals. Cash DERs become due and payable to each NEO upon such vesting in the following amounts: Mr. Serck-Hanssen—$23,948, Mr. Buskirk—$6,580, Ms. Brush—$968, and Mr. Cardoso—$6,675.

For termination due to change in control plus qualifying termination: amounts assume that the NEO’s PSU and RSU awards were assumed in the change in control transaction and were accelerated in connection with the NEO’s termination without “cause” or resignation for “good reason.” Cash DERs become due and payable to each NEO upon acceleration of unvested equity awards in the following amounts: Mr. Serck-Hanssen—$149,855, Mr. Buskirk—$31,365, Ms. Brush—$5,430, and Mr. Cardoso—$35,418.

In connection with Mr. Sinkfield’s departure from the Company on June 30, 2024, Mr. Sinkfield received, in the aggregate, severance benefits in the amount of $1,170,221 pursuant to the terms of the Executive Severance Policy and his separation agreement as follows: cash severance payable in equal installments over a 12-month period following the date of termination—$890,000; pro-rated 2024 annual bonus based on actual Company performance—$258,100; accrued vacation—$19,629, and Company paid health insurance benefits—$2,492.

CEO Pay Ratio

As required by SEC rules, the following information is being presented about the ratio of compensation provided to Mr. Serck-Hanssen, our President and CEO, to the annual total compensation of our median compensated employee. For 2024, the median compensated employee’s annual total compensation was $6,756; the annual total compensation of our CEO was $4,951,670; and, based on this information, the ratio of the annual total compensation of our CEO to the median compensated employee is estimated to be 733 to 1.

To identify our median-paid employee from our total global workforce, we used the following methodology, material assumptions, adjustments and estimates:

•

We used annual target total cash compensation, which includes base salary, including any additional allowances based on regional practice, and bonus target amount, as our consistently applied compensation measure.

•	We determined our median employee as of December 30, 2024. As of such date, our total global workforce was approximately 28,299 employees, comprised of 44 U.S. employees and 28,255 non-U.S. employees.

•

We selected the median compensated employee based on full-time and part-time employees, including adjunct faculty along with temporary, expatriate, student and paid intern workers who were employed as of December 30, 2024. We excluded any person in our payroll systems who received no compensation for services rendered in 2024. In addition, we did not include external contractors, fixed-term contractors or independent consultants in our determination, nor did we apply any cost-of-living adjustments as part of the calculation.

•	For employees who were hired in 2024 but did not work the complete year, we annualized their target total cash compensation, but did not make any full-time equivalent adjustments.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. In particular, almost all of our workforce is located outside the U.S. and often paid lower rates of compensation compared to our U.S. employees. For example, the employee population used for our median compensated employee calculation for 2024 was comprised of approximately 99.84% of employees based outside the U.S. Further, approximately 50% of our employee population as of year-end 2024 consisted of adjunct faculty, who are paid only for the assignments accepted during the academic year. These factors have a negative impact of lowering the median and thereby increasing the ratio. To illustrate this impact, if our adjunct faculty were excluded from the calculation, the median compensated employee’s annual total compensation would be $7,912, resulting in the ratio of the annual total compensation of our CEO to the median compensated employee of 626 to 1.

32 Laureate Education, Inc.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) and certain financial performance of the Company. CAP is calculated pursuant to SEC rules but does not represent amounts that have been actually earned or realized by our NEOs. For further information concerning the Company’s pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, see “Executive Compensation — Compensation Discussion and Analysis.”

Year (1)	Summary Compensation Table Total for PEO($)(2)	Compensation Actually Paid to PEO($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs($)(2)	Average Compensation Actually Paid to Non-PEO NEOs($)(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income (millions)($)(6)	Adjusted EBITDA Margin (%)(7)
					Total Shareholder Return($)	Peer Group Total Shareholder Return($)(5)

2024	4,951,670	6,894,529	2,775,318	3,149,436	223.24	87.23	296.4	28.7

2023	4,463,266	6,173,336	1,583,996	1,909,643	167.34	81.33	107.3	28.2

2022	4,976,832	3,994,970	1,703,975	1,582,065	111.41	57.27	69.0	27.3

2021	7,318,937	6,650,959	1,793,888	1,444,527	123.61	54.06	203.8	23.3

2020	5,316,862	4,246,567	1,621,301	1,290,355	82.68	72.18	(618.7)	20.1

(1)
The Principal Executive Officer (“PEO”) in all years presented was Eilif Serck-Hanssen. The individuals comprising the non-PEO
NEOs were as follows: for 2024—Richard Buskirk, Leslie Brush, Marcelo Barbalho Cardoso and Richard Sinkfield; for 2023—Richard Buskirk, Marcelo Barbalho Cardoso and Richard Sinkfield; for 2022—Richard Buskirk, Marcelo Barbalho Cardoso, Richard Sinkfield and Timothy Grace; for 2021—Richard Buskirk, Marcelo Barbalho Cardoso, Timothy Grace, Richard Sinkfield and Jean-Jacques Charhon; and for 2020, Jean-Jacques Charhon, Timothy Grace, Richard Sinkfield and Paula Singer.

(2)
Amounts reported in these columns represent, for the applicable year, (i) the total compensation reported in
the Summary Compensation Table for the PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the non-PEO
NEOs.

(3)
To calculate the amounts in the CAP to our PEO and
non-PEO
NEOs in the table above according to SEC reporting rules, the following adjustments were made to the total compensation reported in the 2024 Summary Compensation Table. Our NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Additionally, the value of dividends or other earnings paid on equity awards are not included as such amounts are reflected in the fair value of awards and are only paid upon vesting.

Year	NEOs	Summary Compensa- tion Table Total ($)	Fair Value of Stock Awards as Reported in SCT ($)		Year-End Fair Value of Awards Granted in Current Year that Remain Outstanding and Unvested as of Year End ($)	Change in Fair Value of Awards Granted in Prior Years that Remain Outstanding and Unvested as of Year End ($)	Fair Value of Awards Granted and Vested in the Year ($)	Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at Year End of Awards Granted in Prior Years that Failed to Meet Vesting Conditions in the Year ($)	Compensation Actually Paid ($)
2024	PEO Non-PEO NEOs	4,951,670 2,775,318	(2,640,015 (1,661,079	) )	3,178,381 1,940,720	631,724 85,099	628,370 95,973	144,399 13,372	— (99,967)	6,894,529 3,149,436

(4)	Represents the value of a hypothetical $100 investment beginning at market close on December 31, 2019, assuming reinvestment of dividends .

(5)
The peer group used for this purpose, as used in our performance graph pursuant to Item 201(e) of Regulation
S-K
contained in our Annual Report on Form
10-K,
consists of Adtalem Global Education, Inc. (ATGE), Anima Holdings S.A. (ANIM3), Cogna Educação S.A. (COGN3), Grand Canyon Education, Inc. (LOPE), Strategic Education, Inc. (STRA) and YDUQS Participacoes S.A. (YDUQ3).

(6)	Reflects the dollar amount of net income reported in our audited financial statements for the applicable year.

(7)
Adjusted EBITDA
Margin is defined as Adjusted EBITDA divided by revenue. Adjusted EBITDA, a non-GAAP
financial measure, is defined as net income (loss), before (income) loss from discontinued operations, net of tax, equity in net (income) loss of affiliates, net of tax, income tax expense (benefit), (gain) loss on disposal of subsidiaries, net, foreign currency exchange (gain) loss, net, other (income) expense, net, interest expense, interest income and loss on debt extinguishment, plus depreciation and amortization, share-based compensation expense, and loss on impairment of assets.

2025 Proxy Statement

Below are graphs showing the relationship between CAP to our PEO and the average of the compensation actually paid to non-PEO
NEOs in 2020, 2021, 2022, 2023 and 2024 and (1) total shareholder return (“TSR”) of the Company, (2) our net income and (3) our Adjusted EBITDA Margin. In addition, the first
graph below compares our TSR and peer group TSR for the indicated years.

Laureate Education, Inc.

The following
financial
and
non-financial
performance measures represent the most important performance measures used to link CAP to our NEOs for 2024 and company performance. The measures in this list are not ranked.

•	Adjusted EBITDA Margin

•	Adjusted Financing EBITDA

•	Revenue

•	Unlevered Free Cash Flow

•	New Enrollment

•	Total Enrollment
Please see “Executive Compensation – Compensation Discussion and Analysis” for more information on these measures and how they are taken into account in determining compensation for each of our NEOs.
Director Compensation
Annual Compensation
The Compensation Committee conducts an annual review and assessment of all compensation, including cash and equity-based compensation, paid by the Company to our non-employee

directors. In connection therewith, the Compensation Committee may consult with its independent compensation consultant regarding the amount and type of compensation to be paid and consider comparative data deemed appropriate by the independent compensation consultant. No changes were made in 2024.
The following table describes the components of the

non-employee

directors’ compensation for 2024:

Fees	Amount	Form of Payment(1)

Annual Board Retainer	$200,000	• $75,000 cash / $125,000 RSUs

Annual Independent Chairman Retainer(2)	$125,000	• $75,000 in cash / $50,000 in RSUs

Committee Retainers		• 100% in cash

Audit and Risk Committee

Member	$ 15,000

Chair	$ 25,000

Compensation Committee

Member	$ 10,000

Chair	$ 15,000

Nominating & Corporate Governance Committee

Member	$ 7,500

Chair	$ 15,000

Education Committee

Member	$ 10,000

Chair	$ 15,000

(1)	Cash payments made in equal installments quarterly in arrears. RSUs vest quarterly in arrears, with the number of RSUs based on the fair market value of our common stock on the grant date.

(2)	The Annual Independent Chairman Retainer is in addition to the Annual Board Retainer.

2025 Proxy Statement

Stock Ownership Guidelines
Our Stock Ownership Guidelines apply to our
non-employee,
independent directors and executive officers, but not to
non-employee,
designated directors. Under the Stock Ownership Guidelines, each covered director is expected to own a number of shares equal to or greater than five
times the cash portion of the annual board retainer (currently $75,000). There is no required time within which the covered director must attain the applicable stock ownership level. Until a covered
director complies with the Stock Ownership Guidelines, the covered director is expected to retain 75% of net profit shares from each award on exercise, vesting or earn-out.
2024 Director Compensation
The below table provides information on 2024 compensation for each current and former non-employee
director for his or her 2024 Board and committee service. Our President and CEO, Mr. Serck-Hanssen, is not entitled to separate compensation for his service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Andrew B. Cohen(2)	118,995	140,432	259,427

William J. Davis	52,912	73,770	126,682

Pedro del Corro	95,000	125,004	220,004

Aristides de Macedo(3)	100,000	125,004	225,004

Kenneth W. Freeman	156,970	159,566	316,536

Barbara Mair	105,000	125,004	230,004

George Muñoz	110,000	125,004	235,004

Judith Rodin	100,000	125,004	225,004

Ian K. Snow(4)	94,035	125,004	219,039

(1)
Represents the grant date fair value of awards, which is an estimated value computed in accordance with ASC 718. For a discussion of the assumptions related to the calculation of this value, refer to Note 11, Share-based Compensation and Equity, in our consolidated financial statements included in our Annual Report on Form
10-K
for the year ended December 31, 2024. All awards were granted on May 30, 2024 as part of the 2024 annual Board retainer for non-employee
director service except as otherwise noted. For all
non-employee
directors, other than Messrs. Cohen, Davis and Freeman, reflects a grant of 1,989 shares of common stock and 5,968 RSUs. For Mr. Davis, reflects a grant of 4,696 RSUs with such award prorated for his election to the Board on the grant date. For Messrs. Cohen and Freeman, reflects a grant of 1,989 and 2,785 shares of common stock, respectively, and 6,950 and 7,372 RSUs, respectively, as part of the 2024 annual Board and Chairman retainers for non-employee
director service, with the Chairman retainer prorated for time each served during 2024 as Chairman of the Board. The RSUs vested ratably in three installments at the end of the second, third and fourth quarters of 2024, subject to serving on the Board on the vesting date.

(2)	Mr. Cohen was required by prior agreement with CPV Holdings, LLC to have the cash portion of his director’s fees paid to such entity.

(3)	Mr. Davis was elected to the Board at the May 30, 2024 annual meeting. The amount in the table represents amounts earned from May 30, 2024 through December 31, 2024.

(4)	Mr. Snow was required by prior agreement with Snow Phipps Group, LLC to have the cash and equity portions of his director’s compensation paid or transferred, as applicable, to such entity.

Laureate Education, Inc.

Equity Compensation Plan Information
The following table sets forth certain equity compensation plan information for the Company as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding option, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by stockholders	1,437,552(1)	$5.62	2,506,449(2)

Equity compensation plans not approved by stockholders	—	—	—

Total	1,437,552(1)		2,506,449(2)

(1)
Represents shares of common stock issuable pursuant to outstanding RSU, PSU and option awards under the 2013 Plan. See “Executive Compensation — Compensation Discussion and Analysis – Executive Compensation Program — Long-Term Incentive Plan: Stock-Based Compensation” for a description of the 2013 Plan.

(2)	All such shares are available for future issuance under the 2013 Plan.

2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number and percentage of outstanding shares of our common stock beneficially owned as of March 25, 2025, by (1) each person known to us to beneficially own more than five percent of our common stock; (2) each of our current directors and nominees; (3) each of our NEOs; and (4) all of our current directors and executive officers as a group. The address of each beneficial owner listed in the table unless otherwise noted is c/o Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares of common stock as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire within 60 days after March 25, 2025 through the exercise of any stock options. There are no PSUs or RSUs scheduled to vest within the next 60 days. We deemed such shares outstanding for the purpose of computing the percentage ownership of such holder, but did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)

5% Stockholders:

FMR LLC(2)	22,881,865	15.3%

The Vanguard Group(3)	14,094,408	9.4%

BlackRock, Inc.(4)	12,713,227	8.5%

Wengen Alberta, Limited Partnership(5)	12,485,166	8.4%

Directors and Named Executive Officers:

Andrew B. Cohen	49,709	*

William J. Davis	4,696	*

Pedro del Corro	29,686	*

Aristides de Macedo	14,144	*

Kenneth W. Freeman	96,682	*

Barbara Mair	23,940	*

George Muñoz	113,809	*

Dr. Judith Rodin	89,497	*

Ian K. Snow(6)	7,957	*

Eilif Serck-Hanssen(7)	989,222	*

Richard M. Buskirk(8)	136,234	*

Leslie S. Brush(9)	20,593

Marcelo Barbalho Cardoso(10)	146,640	*

Richard H. Sinkfield III	24,173	*

All Current Directors and Executive Officers as a Group (13 persons)(11)	1,722,809	1.2%

*	Less than one percent.

(1)	The percentage ownership is based on 149,152,936 shares of our common stock outstanding on March 25, 2025.

(2)

Based solely on information reported by FMR LLC on Amendment No. 9 to Schedule 13G filed with the SEC on November 12, 2024. According to this Amendment to Schedule 13G, FMR LLC has sole voting power with respect to 22,701,024 shares of common stock, sole dispositive power with respect to 22,881,865 shares of common stock, and shared voting power and shared dispositive power with respect to no shares of common stock. The reporting person listed its address as 245 Summer Street, Boston, Massachusetts 02210.

(3)

Based solely on information reported by The Vanguard Group on Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2024. According to this Schedule 13G, The Vanguard Group has shared voting power with respect to 218,442 shares of common stock, sole dispositive power with respect to 13,729,545 shares of common stock, shared dispositive power with respect to 364,863 shares of common stock and sole voting power with respect to no shares of common stock. The reporting person listed its address as 100 Vanguard Blvd., Malvern, PA 19355.

2025 Proxy Statement 38

(4)

Based solely on information reported by BlackRock, Inc. on Amendment No. 3 to Schedule 13G filed with the SEC on February 6, 2025. According to this Schedule 13G, BlackRock, Inc. has sole voting power with respect to 12,012,598 shares of common stock, sole dispositive power with respect to 12,713,227 shares of common stock, and shared voting power and shared dispositive power with respect to no shares of common stock. The reporting person listed its address as 50 Hudson Yards, New York, NY 10001.

(5)

Represents shares of common stock that are directly held by Wengen. The limited partnership interests in Wengen are held by certain investors including investment funds and other investors affiliated with or managed by, among others, CPV Partners, LLC (together with its affiliates, including CPV Holdings, LLC, “CPV”) and Snow Phipps Group, LLC (together with its affiliates, “Snow Phipps”). The general partner of Wengen is Wengen Investments Limited, which is governed by a board of directors that includes representatives of CPV and Snow Phipps. As a result of such representation, CPV and Snow Phipps control the voting of the shares of common stock held by Wengen in the election of certain directors and may be deemed to share beneficial ownership over the securities beneficially owned by Wengen.

CPV has investment management authority over an investment fund that holds, directly and indirectly, limited partnership interests in Wengen which collectively relate to approximately 10,317,613 underlying shares of common stock held by Wengen. CPV may also be deemed to have voting and investment power over such portion of the common stock owned by Wengen as a result of its ability to direct Wengen with respect to certain voting and disposition of such securities. CPV also beneficially owns 5,694,225 shares of common stock, including 15,864 shares of common stock that were issued pursuant to the Company’s non-employee director compensation program. Steven A. Cohen is the senior managing member of CPV. In such capacity, Steven A. Cohen may also be deemed to be the beneficial owner having shared voting power and shared investment power with respect to the securities as described above. In the aggregate, and including shares held by Wengen as disclosed in this footnote (4) above, CPV and Steven A. Cohen may be deemed to beneficially own 18,179,391 shares of common stock, which represents, in the aggregate, approximately 12.2% of the outstanding shares of the common stock, calculated pursuant to the rules of the SEC. The address of CPV is 55 Hudson Yards, New York, New York 10001. The address of Steven A. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.

Snow Phipps Group, L.P., SPG Co-Investment, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., and Snow Phipps Group (RPV), L.P. hold limited partnership interests in Wengen which relate to approximately 1,971,559, 10,667, 18,938, 63,723, and 102,666 underlying shares of common stock held by Wengen, respectively, for an aggregate of 2,167,553 shares, and may also be deemed to have voting and investment power over such portion of the common stock owned by Wengen as a result of their ability to direct Wengen with respect to certain voting and disposition of such securities. Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P. and SPG Co Investment L.P. also beneficially own, in aggregate among them, 7,957 shares of common stock, which shares are included above in the table for Ian K. Snow. SPG GP, LLC is the general partner of Snow Phipps Group (Offshore), L.P., Snow Phipps Group (B), L.P., Snow Phipps Group, L.P., Snow Phipps Group (RPV), L.P., and SPG Co-Investment, L.P. Ian Snow is the sole managing member of SGP GP, LLC. In such capacities, each of the entities and the individual referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above. The address of each of the persons and entities listed in this paragraph is 545 Madison Avenue, 10th Floor, New York, New York, 100226.

(6)

Mr. Snow disclaims beneficial ownership of the shares held, directly or indirectly, by Snow Phipps. Does not include the common stock held of record by Wengen. See footnote (5) above for further information on any beneficial ownership of securities indirectly held through Wengen.

(7)

Includes shares issuable upon the exercise of vested options to purchase an aggregate of 245,368 shares of common stock that are exercisable as of or within 60 days of the date of the above table. Does not include, in the aggregate, 458,721 RSUs reported as common stock beneficially owned in column 5 of Table I of Mr. Serck-Hanssen’s Form 4 filed on March 18, 2025.

(8)

Includes shares issuable upon the exercise of vested options to purchase an aggregate of 27,617 shares of common stock that are exercisable as of or within 60 days of the date of the above table. Does not include 171,675 RSUs reported as common stock beneficially owned in column 5 of Table I of Mr. Buskirk’s Form 4 filed on March 18, 2025.

(9)	Does not include 18,208 RSUs reported as common stock beneficially owned in column 5 of Table I of Ms. Brush’s Form 4 filed on March 18, 2024.

(10)	Does not include 234,525 RSUs reported as common stock beneficially owned in column 5 of Table I of Mr. Cardoso’s Form 4 filed on March 18, 2025.

(11)

Includes directors affiliated with Wengen or an investor in Wengen. Does not include the common stock held by Wengen. See footnote (5) above for further information on any beneficial ownership of securities indirectly held through Wengen.

39 Laureate Education, Inc.

Certain Relationships and Related Party Transactions, and Director Independence

Wengen Securityholders Agreement and Registration Rights Agreement

In connection with the completion of our initial public offering in 2017, we entered into (i) the Wengen Securityholders Agreement and (ii) an amended and restated registration rights agreement (the “Registration Rights Agreement”) among Wengen, Wengen Investments Limited, the Company and the other parties thereto.

Wengen Securityholders Agreement, as Amended. Under the Wengen Securityholders Agreement, CPV was entitled to designate one of our directors so long as it owned at least 8,035,713 shares held through or acquired from Wengen. Further, pursuant to the October 28, 2021 amendment to the Wengen Securityholders Agreement, for so long as CPV held at least 8,035,713 shares of Company common stock, CPV had the right to nominate one additional director. With respect to the 2024 nomination, Mr. Cohen currently serves as the CPV-designated director and Mr. Snow currently serves as CPV’s designated additional director. CPV’s rights to designate a director and to designate an additional director expired on December 31, 2024.

Additionally, the October 28, 2021 amendment to the Wengen Securityholders Agreement provided that Wengen and the Wengen investors will be responsible for the payment of any taxes and any related fees, costs and expenses attributable to a direct or indirect transfer of Company common stock. Furthermore, Wengen and the Wengen investors will, at the time of any such transfer, pay to, or as directed by, the Company or Wengen (and the Company and Wengen have the right to withhold from any amounts distributable to Wengen or the Wengen investors) the amount of any taxes payable in Peru with respect to such transfer and any related costs, fees and expenses incurred by the Company, any of the Company’s subsidiaries or Wengen. Wengen will pay any amounts it so receives from the Wengen investors to the Company, and the Company will use such amounts to pay any taxes payable in Peru and its related costs, fees and expenses.

Registration Rights Agreement. Pursuant to the Wengen Registration Rights Agreement, certain registration rights were granted to Wengen and investment funds and other investors affiliated with or managed by, among others, Douglas L. Becker, our former Chairman and founder, Steven M. Taslitz, a former director of the Company, KKR, CPV, Snow Phipps and Sterling Fund Management, LLC (all such parties collectively, the “Wengen Investors”). Pursuant to the Registration Rights Agreement, the Wengen Investors were granted the right, beginning 180 days following the completion of our initial public offering, to cause us, at our expense, to use our reasonable best efforts to register certain shares of common stock held by the Wengen Investors and any securities issued in replacement of or in exchange for such shares of common stock for public resale, subject to certain limitations as set forth in the Registration Rights Agreement. The exercise of this “demand” right is limited to ten requests in the aggregate. In the event that we register any of our common stock, the Wengen Investors and management (pursuant to a provision in the Management Stockholder’s Agreements, as defined below) have a “piggyback right” which allows them to require us to use our reasonable best efforts to include shares of our common stock held by them in such registration, subject to certain limitations. The Registration Rights Agreement also provides for our indemnification of the Wengen Investors and management in connection with the registration of their securities.

Management Stockholder’s Agreements

Each of the stockholders of Laureate who is an employee or director or former employee or director of Laureate (each a “Management Stockholder”) and who received an equity grant prior to Laureate’s initial public offering in 2017 has entered into a stockholder’s agreement (each, a “Management Stockholder’s Agreement”) with Laureate and Wengen that gives Wengen a proxy to vote such holder’s shares of Laureate’s common stock. In addition, each Management Stockholder’s Agreement also imposes certain restrictive covenants on such Management Stockholders, including nondisclosure, noncompetition and nonsolicitation covenants. The Management Stockholder’s Agreements also grant each Management Stockholder certain piggyback registration rights in any registered sale of our common stock by Wengen or the Wengen Investors, subject to customary underwriters’ restrictions, including pro rata reduction and execution of customary custody and lockup agreements. The piggyback registration rights provided in the Management Stockholder’s Agreements expire upon a change in control of Laureate. The registration rights also provide for our indemnification of the Management Stockholders and their affiliates in connection with the “piggyback” registration of their securities.

2025 Proxy Statement 40

Transactions between the Company and Affiliates, Wengen and Directors

In January 2024, a payment of $850,000 was made by the Company to Wengen, representing 50% of a tax liability incurred by Wengen’s Dutch subsidiary while the Company was providing certain corporate management services to such subsidiary. Such payment was approved by the Audit and Risk Committee in December 2023.

On March 5, 2024, the Company entered into a Stock Purchase Agreement with each of ILM Investments Limited Partnership, Torreal Sociedad de Capital Riesgo S.A., Pedro del Corro García-Lomas, Ana Gómez Cuesta and José Diaz-Rato Revuelta, pursuant to which the Company purchased an aggregate of 2,606,507 shares of our common stock from the such sellers at a purchase price of $12.62 per share for an aggregate purchase price of $32,894,118. This repurchase, which was approved as a related party transaction by the Audit and Risk Committee, was pursuant to the Company’s $100 million share repurchase program that was announced on February 22, 2024.

On May 6, 2024, the Company entered into a Stock Purchase Agreement with each of Snow Phipps Group, LLC, Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P. and SPG Co-Investment, L.P., pursuant to which the Company purchased an aggregate of 2,114,928 shares of our common stock from such sellers at a purchase price of $14.64 per share for an aggregate purchase price of $30,958,422. This repurchase, which was approved as a related party transaction by the Audit and Risk Committee, was pursuant to the Company’s $100 million share repurchase program that was announced on February 22, 2024.

On March 13, 2025, the Company entered into a Stock Purchase Agreement with each of the Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P. and SPG Co-Investment, L.P., pursuant to which the Company purchased an aggregate of 520,831 shares of our common stock from such sellers at a purchase price of $17.47 per share for an aggregate purchase price of $9,100,506. This repurchase, which was approved as a related party transaction by the Audit and Risk Committee, was pursuant to the Company’s existing $100 million share repurchase program that was announced on September 13, 2024.

Conflicts of Interest Policy

The Audit and Risk Committee reviews all relationships and transactions in which Laureate and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in any particular transaction. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Laureate or a related person has a direct or indirect material interest in the transaction. The Audit and Risk Committee of the Board of Directors reviews and approves or ratifies any related person transaction that meets this standard. In the course of the Audit and Risk Committee’s review and approval or ratification of a disclosable related person transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Laureate;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Laureate; and

•	any other matters the committee deems appropriate.

Any member of the Audit and Risk Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

41 Laureate Education, Inc.

Proposal 2:

Non-Binding Advisory Vote on Executive Compensation (“Say-on-Pay”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act”, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, commonly referred to as a “Say-on-Pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of our NEOs as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The Compensation Discussion and Analysis section starts on page 13 of this Proxy Statement. Please read the Compensation Discussion and Analysis section, which provides a detailed discussion of our executive compensation program and compensation philosophy, including information about the 2024 compensation of our NEOs. This advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management.

The vote solicited by this Proposal 2 is advisory and therefore is not binding on Laureate, our Board of Directors or our Compensation Committee. The outcome of the vote will not require Laureate, our Board of Directors or our Compensation Committee to take any action and will not be construed as overruling any decision by Laureate, our Board of Directors or our Compensation Committee. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent that there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. Stockholders will be asked at the 2025 Annual Meeting to approve the following resolution pursuant to this Proposal 2:

“RESOLVED, that the compensation paid to the named executive officers of Laureate Education, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in our 2024 proxy statement, is hereby APPROVED.”

Assuming that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of common stock that are present in person via attendance at the virtual meeting or by proxy and entitled or required to vote on Proposal 2 will be necessary to approve the advisory vote on the executive compensation as disclosed in this Proxy Statement. Abstentions will have the effect of a vote against Proposal 2 and broker non-votes will not impact the outcome.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” the approval of the executive compensation as disclosed in this Proxy Statement and as described in this “Proposal 2: Non-Binding Advisory Vote on Executive Compensation.”

If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2025 Annual Meeting webcast, each such proxy will be deemed to grant authority to vote “FOR” the approval of the executive compensation as disclosed in this Proxy Statement and as described in this “Proposal 2: Non-Binding Advisory Vote on Executive Compensation.”

2025 Proxy Statement 42

Proposal 3:

Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

The Audit and Risk Committee of our Board of Directors, which is solely responsible for selecting our independent registered public accounting firm, selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Although stockholder approval is not required to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm, we believe that submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, then the appointment may be reconsidered by the Audit and Risk Committee. Even if the appointment is ratified, the Audit and Risk Committee may engage a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our stockholders.

We expect that representatives of PricewaterhouseCoopers LLP will be present at the 2025 Annual Meeting, have the opportunity to make a statement if they desire to do so and be available to answer stockholders’ questions.

Assuming that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of common stock that are present in person via attendance at the virtual meeting or by proxy and entitled or required to vote on Proposal 3 will be necessary to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Because Proposal 3 is a routine matter, there will be no broker non-votes (and brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions before the date of the 2025 Annual Meeting), but abstentions will have the effect of a vote against Proposal 3.

Recommendation of our Board of Directors

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2025 Annual Meeting, each such proxy will be deemed to grant authority to vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

In the event that the stockholders fail to ratify the appointment, the Audit and Risk Committee will consider it a direction to select other auditors for the subsequent year. Even if the appointment is ratified, the Audit and Risk Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of Laureate and its stockholders.

43 Laureate Education, Inc.

Audit and Risk Committee Matters

Audit and Risk Committee Report

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit and Risk Committee is to oversee the accounting and financial reporting processes of Laureate and audits of its financial statements. The responsibilities of the Audit and Risk Committee include appointing and providing for the compensation of Laureate’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. Each of the members of the Audit and Risk Committee meets the independence requirements of Nasdaq and SEC rules.

Management has primary responsibility for the system of internal controls and the financial reporting process. PricewaterhouseCoopers LLP, Laureate’s independent registered public accounting firm, has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”).

In this context and in connection with the audited financial statements contained in Laureate’s Annual Report on Form 10-K, the Audit and Risk Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2024 with Laureate’s management and PricewaterhouseCoopers LLP. The Audit and Risk Committee has met with Laureate’s internal auditors and with its external auditors, separately and together, with and without management present, to discuss Laureate’s financial reporting processes and internal controls over financial reporting. The Audit and Risk Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit and Risk Committee concerning independence, discussed with the auditors their independence, and concluded that the non-audit services performed by PricewaterhouseCoopers LLP are compatible with maintaining their independence. The Audit and Risk Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

Based on the foregoing reviews and discussions, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in Laureate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC. We have selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

AUDIT AND RISK COMMITTEE

George Muñoz, Chair

William J. Davis

Aristides de Macedo

Barbara Mair

2025 Proxy Statement 44

Audit Fees and All Other Fees

The following table shows the fees for audit and other services provided by PricewaterhouseCoopers LLP for 2024 and 2023:

(in millions)	2024	2023

Audit Fees(1)	$4.56	$4.29

Audit-Related Fees	—	—

Tax Fees(2)	0.03	0.02

All Other Fees(3)	—	0.1

Total	$4.59	$4.32

(1)

Consists of fees related to the audit of our annual consolidated financial statements and required statutory audits, the review of our quarterly consolidated financial statements, accounting and financial reporting consultations and assistance with and review of documents filed with the SEC.

(2)	Consists of fees for tax compliance and other tax services.

(3)	Consists of fees for services that are not included in the above categories.

Audit and Risk Committee Pre-approval of Service of Independent Registered Public Accounting Firm

Our Audit and Risk Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Our Audit and Risk Committee annually reviews and pre-approves services that may be provided by the independent registered public accounting firm for each audit year. The pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate. The Chair of the Committee has the authority to pre-approve such services between meetings of our Audit and Risk Committee and reports such pre-approvals to our Audit and Risk Committee at the next regularly scheduled meeting.

During 2024, all audit and non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by our Audit and Risk Committee or, consistent with the pre-approval policy of our Audit and Risk Committee, by the Chair of our Audit and Risk Committee for inter-meeting pre-approvals.

45 Laureate Education, Inc.

Other Information

Questions and Answers about the 2025 Annual Meeting

Q:	Why did I receive these materials?

A:

We are making this Proxy Statement available to you on or around April 11, 2025 because the Board of Directors is soliciting your proxy to vote at the 2025 Annual Meeting to be held on Thursday, May 22, 2025, at 10:00 a.m., Eastern Daylight Time, via a virtual meeting that will be webcast live and accessed at www.virtualshareholdermeeting.com/LAUR2025, or at any adjournments thereof. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals describe.

Q:	Who is entitled to attend and vote at the Annual Meeting?

A:

You can attend and vote at the 2025 Annual Meeting webcast if, as of the close of business on March 25, 2025, the record date for the 2025 Annual Meeting, you were a stockholder of record of Laureate’s common stock. As of the record date, there were 149,152,936 shares of our common stock outstanding.

To attend and participate in the 2025 Annual Meeting webcast, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The meeting webcast will begin promptly at 10:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures.

Q:	What is the difference between being a registered stockholder and holding shares in street name?

A:	A registered stockholder holds shares in his or her name. Shares held in street name means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

Q:	What do I do if my shares are held in street name?

A:

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

Q:	What are the voting rights of each share of common stock?

A:	For each proposal, stockholders are entitled to cast one vote for each share of common stock held as of the record date. There are no cumulative voting rights.

Q:	How do I attend and vote at the Annual Meeting?

A:

We will be hosting the 2025 Annual Meeting live via audio webcast. Any stockholder can attend the 2025 Annual Meeting live online by accessing www.virtualshareholdermeeting.com/LAUR2025. You will need to obtain your own Internet access if you choose to virtually attend the 2025 Annual Meeting. If you were a stockholder as of the record date, or you hold a valid proxy for the 2025 Annual Meeting, you can vote at the 2025 Annual Meeting. A summary of the information that you need to attend the 2025 Annual Meeting webcast is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/LAUR2025.

2025 Proxy Statement 46

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/LAUR2025 on the day of the 2025 Annual Meeting.

•	Webcast starts at 10:00 a.m., Eastern Daylight Time.

•	You will need your 16-Digit Control Number to enter the 2025 Annual Meeting.

•	Stockholders may submit questions while attending the 2025 Annual Meeting via the Internet.

•	Webcast replay of the 2025 Annual Meeting will be available until May 22, 2026.

Q:	What if during the check-in time or during the 2025 Annual Meeting webcast I have technical difficulties or trouble accessing the virtual meeting website?

A:

We will have technicians ready to assist you with any technical difficulties that you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the 2025 Annual Meeting login page.

Q:	Can I vote my shares before the Annual Meeting?

A:	Yes. If you are a registered stockholder, there are three ways to vote your shares before the 2025 Annual Meeting webcast:

•

By Internet (www.proxyvote.com) — Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 21, 2025. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions on the website to vote your shares.

•

By telephone (1-800-690-6903) — Submit your vote by telephone until 11:59 p.m. EDT on May 21, 2025. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions provided by the recorded message to vote your shares.

•

By mail — If you received a paper copy of the proxy materials, you can vote by mail by filling out the proxy card enclosed with those materials and returning it using the instructions on the card. To be valid, proxy cards must be received before the start of the 2025 Annual Meeting webcast.

If your shares are held in street name, your bank, broker or other nominee may provide you with a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials and vote online or request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a vote instruction form so that you can instruct your bank, broker or other nominee how to vote your shares.

Please see the Notice of Internet Availability of Proxy Materials or the information that your bank, broker or other nominee provided you for more information on these voting options.

Q:	Can I revoke my proxy or change my voting instructions once submitted?

A:	If you are a registered stockholder, you can revoke your proxy and change your vote before the 2025 Annual Meeting webcast by:

•	Voting again by Internet or telephone before 11:59 p.m. EDT on May 21, 2025 (only the latest vote you submit will be counted);

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the 2025 Annual Meeting webcast); or

•

Sending a written notice of revocation to us to the attention of our Secretary (the notification must be received by 11:59 p.m. EDT on May 21, 2025). The notice should be addressed as follows: Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131, Attn: Secretary.

47 Laureate Education, Inc.

If your shares are held in street name, you should contact your bank, broker or other nominee about revoking your voting instructions and changing your vote before the 2025 Annual Meeting webcast. If you are eligible to vote at the 2025 Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the 2025 Annual Meeting webcast by casting a ballot via the online platform before the polls close.

Q:	What will happen if I submit my proxy but do not vote on a proposal?

A:	If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:

•

“FOR” the election of Andrew B. Cohen, William J. Davis, Pedro del Corro, Aristides de Macedo, Kenneth W. Freeman, Barbara Mair, George Muñoz, Dr. Judith Rodin, Eilif Serck-Hanssen and Ian K. Snow, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2026, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal;

•	“FOR” the advisory vote to approve named executive officer compensation;

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2025.

If any other item is properly presented for a vote at the meeting, the shares represented by your properly submitted proxy will be voted at the discretion of the proxies.

Q:	What will happen if I neither submit my proxy nor vote my shares in person at the 2025 Annual Meeting?

A:	If you are a registered stockholder, your shares will not be voted.

If your shares are held in street name, your bank, broker or other nominee may vote your shares on certain “routine” matters. The ratification of independent auditors is currently considered to be a routine matter. On this matter, your bank, broker or other nominee can:

•	Vote your street-name shares even though you have not provided voting instructions; or

•	Choose not to vote your shares.

The other matters that you are being asked to vote on are not routine and cannot be voted by your bank, broker or other nominee without your instructions. When a bank, broker or other nominee is unable to vote shares for this reason, it is called a “broker non-vote.”

Q:	What does it mean if I receive more than one set of materials?

A:

You probably have multiple accounts with us and/or banks, brokers or other nominees. You should vote all of the shares represented by the proxy cards and/or voting instruction forms. Certain banks, brokers or other nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your bank, broker or other nominee for more information.

Q:	How many shares must be present to conduct business at the 2025 Annual Meeting?

A:

To carry on the business of the 2025 Annual Meeting, holders of a majority of the voting power of common stock issued and outstanding as of the record date must be present in person via attendance at the virtual meeting or represented by proxy.

Q:	What vote is required to approve each proposal?

A:

For Proposal 1, directors will be elected by a plurality of the votes of the shares of our common stock present in person via attendance at the virtual meeting or represented by proxy at the 2025 Annual Meeting at which a quorum is present, which means that the ten nominees receiving the highest number of affirmative votes will be elected.

2025 Proxy Statement 48

For Proposal 2, the advisory vote to approve named executive officer compensation, the affirmative vote of a majority of the voting power of the shares of our common stock present in person via attendance at the virtual meeting or represented by proxy (and entitled or required to vote thereon) at the 2025 Annual Meeting at which a quorum is present will be required for approval.

For Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate’s independent registered public accounting firm for the year ending December 31, 2025, the affirmative vote of a majority of the voting power of the shares of our common stock present in person via attendance at the virtual meeting or represented by proxy (and entitled or required to vote thereon) at the 2025 Annual Meeting at which a quorum is present will be required for approval.

Q:	Are abstentions and broker non-votes counted in the vote totals?

A:

A broker non-vote occurs when shares held by a bank, broker or other nominee are not voted with respect to a particular proposal because the bank, broker or other nominee does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your bank, broker or other nominee holds your shares in its name and you do not instruct your bank, broker or other nominee how to vote, your bank, broker or other nominee will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a bank, broker or other nominee who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our 2025 Annual Meeting, only Proposal 3 (the ratification of the appointment of our independent registered public accounting firm) is considered a routine matter. Your bank, broker or other nominee will therefore not have discretion to vote on the election of directors or the advisory vote to approve named executive officer compensation, as these are “non-routine” matters.

Broker non-votes and abstentions by stockholders from voting (including banks, brokers or other nominees holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present at the virtual meeting. However, as the ten nominees receiving the highest number of affirmative votes will be elected, abstentions and broker non-votes will not affect the outcome of the election of Directors. With regard to the affirmative vote of the shares present at the virtual meeting or represented by proxy required for Proposal 2, abstentions will have the effect of a vote against Proposal 2, and, because it is a non-routine matter, broker non-votes will not impact the outcome of Proposal 2. With regard to the affirmative vote of the shares present at the virtual meeting or represented by proxy required for Proposal 3, it is a routine matter so there will be no broker non-votes (and brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions before the date of the 2025 Annual Meeting), and abstentions will have the effect of a vote against Proposal 3.

Q:	How are votes counted?

A:	In the election of directors, Proposal 1, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For Proposal 2 and Proposal 3, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by our Board of Directors. (See “What will happen if I submit my proxy but do not vote on a proposal?” for additional information.)

Q:	Is my vote confidential?

A:

Yes. The vote of any stockholder will not be revealed to anyone other than a tabulator of votes or an election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against Laureate, (iii) to allow the Inspectors of Election to certify the results of the stockholder vote, (iv) in the event that a proxy solicitation in opposition to Laureate or the

49 Laureate Education, Inc.

election of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

Q:	Will any other business be transacted at the meeting? If so, how will my proxy be voted?

A:

Management does not know of any business to be transacted at the 2025 Annual Meeting other than those matters described in this Proxy Statement. The period specified in the proxy statement for our 2024 Annual Meeting of Stockholders for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the meeting, and any adjournments thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Q:	Who will pay the cost of soliciting votes for the 2025 Annual Meeting?

A:

We will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying materials. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of Laureate by directors, officers or employees of Laureate in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. We have engaged Broadridge Financial Solutions, Inc. to assist us in the distribution of proxies. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Q:	When will you publish the results of the 2025 Annual Meeting?

A:	We will include the results of the votes taken at the 2025 Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the 2025 Annual Meeting webcast.

Annual Report

Our 2024 Annual Report on Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2024, is available on our website at http://investors.laureate.net under “Financials.” Otherwise, please call 786-209-3368 and a copy will be sent to you without charge. You may also request a free copy of our Annual Report on Form 10-K for the year ended December 31, 2024 by writing to Laureate Education, Inc., c/o Investor Relations, PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131.

Communications with the Board of Directors

Stockholders or other interested parties may communicate with any Director or Committee of the Board of Directors by writing to Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131, Attention: Secretary. Comments or questions regarding Laureate’s accounting, internal controls or auditing matters will be referred to members of the Audit and Risk Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee. The office of the Corporate Secretary reviews correspondence received and will filter advertisements, solicitations, spam and other such items not related to a director’s duties and responsibilities. All other relevant correspondence addressed to a director will be forwarded to that director, or if none is specified, to the Chairman of the Board.

Deadlines for Submitting Stockholder Proposals for the 2026 Annual Meeting

We provide to stockholders the opportunity, under certain circumstances and consistent with our Bylaws and the rules of the SEC, to participate in our governance by submitting proposals and director nominations for consideration at our annual meetings of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule14a-8”). For a proposal to be included in our proxy statement and proxy card for our 2026 Annual Meeting of Stockholders, such

2025 Proxy Statement 50

proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 12, 2025. Additionally, if our 2026 Annual Meeting of Stockholders is held not more than thirty days before or more than seventy days after May 22, 2026, any stockholder proposal or director nomination for our 2026 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered “untimely” if it is received by us prior to the close of business on January 22, 2026 or later than the close of business on February 21, 2026 or after the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by us. An untimely proposal may not be brought before or considered at our 2026 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our Amended and Restated Certificate of Incorporation and our Bylaws. Our Nominating and Corporate Governance Committee uses the same process for evaluating all director nominations, regardless of the source of the recommendation.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

All stockholder proposals and director nominations must be addressed to the attention of our Secretary at Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131. The chair of our 2026 Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Laureate Education, Inc., PMB 1158, 1000 Brickell Ave, Suite 715, Miami, Florida 33131, Attention: Secretary. Our proxy materials are also available on the Investors section of our website at http://www.laureate.net.

Other Matters

As of April 11, 2025, our Board of Directors knows of no other business to be acted upon at the 2025 Annual Meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

BY ORDER OF THE BOARD OF DIRECTORS,

Leslie S. Brush

Senior Vice President, Chief Legal Officer and Secretary

51 Laureate Education, Inc.

LAUREATE EDUCATION, INC. PMB 1158, 1000 BRICKELL AVE., SUITE 715 MIAMI, FLORIDA 33131

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LAUR2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71526-P27851       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAUREATE EDUCATION, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Voting Items:		All	All	Except

1.	To elect ten (10) directors, each of whom shall hold office for a one year term until the 2026 Annual Meeting of Stockholders.	☐	☐	☐

Nominees:

01)  Andrew B. Cohen     06) Barbara Mair

02)  William J. Davis     07) George Muñoz

03)  Pedro del Corro     08) Dr. Judith Rodin

04)  Aristides de Macedo   09) Eilif Serck-Hanssen

05)  Kenneth W. Freeman  10) Ian K. Snow

						For	Against	Abstain

2.	To approve, by advisory vote, the compensation of the named executive officers.					☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the year ending December 31, 2025.					☐	☐	☐

The Board of Directors recommends you vote FOR the election of directors in proposal 1 and FOR proposals 2 and 3.

NOTE: At their discretion, the Proxies are authorized to transact such other business as may properly come before the 2025 Annual Meeting and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

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V71527-P27851

LAUREATE EDUCATION, INC.

Annual Meeting of Stockholders

May 22, 2025 10:00 AM EDT

This proxy is solicited by the Board of Directors

The undersigned hereby (1) acknowledges receipt of the Notice of 2025 Annual Meeting of Stockholders, Proxy Statement and 2024 Annual Report for the 2025 Annual Meeting of Stockholders of Laureate Education, Inc. to be held on Thursday, May 22, 2025, at 10:00 a.m., EDT, via live webcast at www.virtualshareholdermeeting.com/LAUR2025, and (2) hereby appoints Leslie S. Brush and Richard M. Buskirk, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election), all of the shares of Laureate Education, Inc.'s Common Stock, which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Stockholders, and any adjournments thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2025 ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

Continued and to be marked, dated and signed, on the other side